exhibit k.4

Conformed to Reflect

Amendment No. 1 Through

Amendment No. 13*

REVOLVING CREDIT AND SECURITY AGREEMENT

among

NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND,

as Borrower

CAFCO, LLC, as Conduit Lender

CRC FUNDING LLC, as Conduit Lender

CIESCO, LLC, as Conduit Lender

CHARTA, LLC, as Conduit Lender

CITIBANK, N.A.,

as Secondary Lender

and

CITIBANK, N.A.,

as Agent

Dated as of May 16, 2008

[Type VII-C]

*	Does not reflect technical Amendments made by Amendment No. 8 to address multiple Conduit Lenders

i

SECTION 2.16. Borrower’s Obligations Absolute	35

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement	36

SECTION 3.02. Conditions Precedent to All Advances	38

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower	38

ARTICLE V
COVENANTS

SECTION 5.01. Affirmative Covenants of the Borrower	42

SECTION 5.02. Negative Covenants of the Borrower	47

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01. Events of Default	50

ARTICLE VII
PLEDGE OF PLEDGED COLLATERAL;
RIGHTS OF THE AGENT

SECTION 7.01. Security Interests	53

SECTION 7.02. Substitution of Collateral and Release of Security Interest	54

SECTION 7.03. Application of Proceeds	55

SECTION 7.04. Rights and Remedies upon Event of Default	56

SECTION 7.05. Remedies Cumulative	57

SECTION 7.06. Enforcement of Remedies under the Custodial Agreement and the Loan Documents	57

SECTION 9.17. Several Obligations	72

SECTION 9.18. Limitation on Liability	72

SECTION 9.19. Patriot Act Notice	72

SCHEDULES

Schedule I	Form of Investor Report
Schedule II	Location of Loan Documents
Schedule III	Industry Classifications
Schedule IV	Trustee Information
Schedule V	List of Advance Rates

EXHIBITS

EXHIBIT A	Form of Advance Note
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Assignment and Acceptance
EXHIBIT D	Form of Notice of Prepayment

REVOLVING CREDIT AND SECURITY AGREEMENT

REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of May 16, 2008 among CAFCO, LLC, CITIBANK, N.A. and the other Secondary Lenders (as hereinafter defined) from time to time parties hereto, CITIBANK, N.A., as agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Agent”) and NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND (together with its permitted successors and assigns, the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Conduit Lender (as hereinafter defined) and the Secondary Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Conduit Lender and the Secondary Lenders are willing to make such advances to the Borrower for such purposes on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01. Definitions.

As used in this Agreement, the following terms shall have the meanings indicated:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of the Conduit Lender that are the subject of this Agreement, the Asset Purchase Agreement or any other Program Document with all or any portion of the assets and liabilities of Citibank or the Agent or any of their Affiliates as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation (including any change in interpretation by independent accountants or regulators with direct application to financial statements or regulatory financial reports of Citibank, the Agent or any of their Affiliates) or release, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of Citibank or the Agent or any of their Affiliates or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

“Adjusted Asset Value” means in respect of any Borrowing Base Eligible Asset an amount equal to the product of (i) the Asset Value of such Borrowing Base Eligible Asset, and (ii) the applicable Advance Rate for such Borrowing Base Eligible Asset.

“Advance” means each advance by a Conduit Lender or a Secondary Lender to the Borrower on a Borrowing Date pursuant to Article II, provided, that if any Conduit Lender assigns a portion of any Advance made by it to a Lender pursuant to an Asset Purchase Agreement or otherwise or any Secondary Lender assigns a portion of any outstanding Advance made by it pursuant to an Assignment and Acceptance, the portion of such Advance retained by such Conduit Lender or Secondary Lender, as the case may be, and the portion of such Advance acquired by such assignee shall each be deemed to constitute a separate Advance for purposes of this Agreement.

“Advance Note” means each promissory note, if any, issued by the Borrower to the Conduit Lender or a Secondary Lender in accordance with the provisions of Section 2.03, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Advance Rate” means in respect of any Asset, the percentage corresponding to such Asset or the ratings category for such Asset set forth on Schedule V hereto.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties in favor of any other Person, other than in the case of the Borrower, Permitted Liens.

“Adviser” means Nuveen Fund Advisors, LLC (successor by conversion to Nuveen Fund Advisors, Inc.) together with its permitted successors and assigns.

“Advisory Agreement” means (i) for the period prior to October 1, 2014, the Investment Management Agreement dated as of November 13, 2007 between the Adviser and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under this Agreement, and (ii) for the period from and after October 1, 2014, the Investment Management Agreement dated as of October 1, 2014 between the Adviser and the Borrower, as the same may be amended, supplemented, waived, or modified as permitted under this Agreement.

“Affected Person” means each Lender, each Secondary Lender, any other entity which enters into a commitment to make or purchase any Advance or any interest therein, or to provide any liquidity or credit enhancement to the Conduit Lender, and any of their respective Affiliates, including any permitted assignee or participant of any Lender or any Secondary Lender.

“Affiliate” means, in respect of a referenced Person, (a) another Person controlling, controlled by or under common control with such referenced Person (which in the case of the Conduit Lender and the Agent shall also include any entity which is a special purpose entity that issues promissory notes and has a relationship to the Agent comparable to that of the Conduit Lender) or (b) any officer (exclusive of a “ministerial officer” with no authority to bind a Person), director of or partner in the referenced Person. The terms “control,” “controlling,”

“controlled” and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

“Agent” shall have the meaning assigned to such term in the introduction to this Agreement.

“Agent’s Account” means the special account (account number 40737402, ABA No. 021000089) of the Agent maintained at the office of Citibank, N.A. at its Principal Office or to such other account as the Agent shall designate in writing to the Borrower.

“Aggregate Custodian’s Advance Amount” means the sum of (i) the aggregate unpaid Dollar amount of all outstanding Custodian’s Overdraft Advances of cash, (ii) the aggregate Asset Value of all Custodian’s Overdraft Advances of securities to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth above.

“Agreement” means this Agreement, as the same may from time to time be amended, supplemented, waived or modified.

“Alternate Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the sum of the Applicable Margin plus the Base Rate for such Advance.

“Applicable Law” means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Applicable Margin” means 3.50% per annum; provided, however, that (i) during the continuance of any Event of Default, the “Applicable Margin” shall mean 6.00% per annum, and (ii) during the CP Placement Event Period so long as no Event of Default shall have occurred and be continuing, the “Applicable Margin” shall mean zero.

“Approved Pricing Service” means, in respect of any Borrowing Base Eligible Asset, any of the following pricing services: Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Loan Pricing Corp., Markit Group Limited, Merrill Lynch Securities Pricing Service, Muller Data Corp., PricingDirect, Inc., Standard & Poor’s Securities Evaluations, Thomson Reuters Pricing Service or Telerate.

“Asset Coverage Determination Date” shall have the meaning assigned to such term in Section 2.05(c).

“Asset Coverage Test” means the Borrower’s “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act) have “asset coverage” (as defined in Section 18(h) of the Investment Company Act) of at least 300% (or such higher percentage as may be set forth in Section 18(h) of the Investment Company Act), computed on each Business Day Debt is incurred, each day that the “asset coverage” (as defined in Section 18(h) of the Investment Company Act) of the Borrower’s “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act) is required to be determined under Section 18 of the Investment Company Act, and each day otherwise required pursuant to this Agreement, including Section 2.05(c) below, and computed as if each outstanding Advance constituted a “senior security” without regard to whether such Advance is a loan for “temporary purposes” or otherwise excludable from the definition of “senior securities” under Section 18(g) of the Investment Company Act.

“Asset Purchase Agreement” means the Asset Purchase Agreement entered into by a Secondary Lender (other than Citibank) concurrently with an Assignment and Acceptance or any similar arrangement in respect of Citibank.

“Assets” means a collective reference to all items which would be classified as an “asset” on the balance sheet of the Borrower in accordance with GAAP.

“Asset Value” means, as of any day of determination (a) in respect of Cash, the amount of such Cash, (b) in respect of any Internally Priced Asset and any Discretionary Priced Asset, the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus of the Borrower in effect on the Closing Date and in accordance with Applicable Law, including without limitation the rules, regulations and interpretations of the SEC under the Investment Company Act, provided, that if the sum of (x) the aggregate Asset Values of all Discretionary Priced Assets plus (y) the aggregate Asset Values of all Internally Priced Assets exceeds five percent (5%) of the value of the Borrower’s total assets at any time, the Asset Values of all Internally Priced Assets that would cause the Borrower to be in excess of such limit shall be deemed to be zero, and (c) in respect of any other Asset, the lower of (i) the value of such Asset provided by an Approved Pricing Service selected by the Borrower, and (ii) the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus of the Borrower in effect on the Closing Date and in accordance with Applicable Law, including without limitation the rules, regulations and interpretations of the SEC under the Investment Company Act; provided, that the Asset Value of any Asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price therefor.

“Assignee Rate” means in respect of any Advance for any Settlement Period an interest rate per annum equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Settlement Period; provided, however, that in case of:

(i)      any Settlement Period after the first day of which a Lender (other than the Conduit Lender) or Secondary Lender shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or Secondary Lender to fund such Advance at the Assignee Rate set forth above (and such Lender or such Secondary Lender shall not have subsequently notified the Agent that such circumstances no longer exist);

(ii)      any Settlement Period of one to (and including) 27 days;

(iii)      any Settlement Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the second Business Day preceding the first day of such Settlement Period, that such Advance will not be funded by issuance of commercial paper;

(iv)      any Settlement Period for which the aggregate principal amount of the outstanding Advances is less than $1,000,000; or

(v)      any Settlement Period in which an Event of Default shall be continuing,

the “Assignee Rate” for such Settlement Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Settlement Period.

“Assignment and Acceptance” means the Assignment and Acceptance, in substantially the form of Exhibit C hereto, entered into by a Secondary Lender, an Eligible Assignee, the Agent and, if applicable, the Borrower, pursuant to which such Eligible Assignee became a party to this Agreement.

“Authority” means any governmental or quasi-governmental authority (including the NASD, Inc., the stock exchanges and the SEC), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Base Rate” means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

“Benefit Arrangement” means an employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to the provisions of Title I of ERISA and is not a Plan or a Multiemployer Plan.

“Bond Asset” means any Asset that is a direct interest in a corporate bond obligation.

“Borrower” shall have the meaning assigned to such term in the introduction to this Agreement.

“Borrower Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower or the Adviser to any Secured Party under or in connection with this Agreement, the Advance Notes, the Letter Agreement the Control Agreement, the Fee Letter or any other Program Document, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 2.13, 7.04(b), 9.03 and 9.04 of this Agreement.

“Borrower’s Account” means Account No. 00113241, ABA No. 011-00-0028, Reference NB9L maintained with the Custodian, or such other account as the Borrower shall from time to time designate in writing to the Agent.

“Borrowing Base” means on the date any determination thereof is made, an amount equal to (i) the aggregate Adjusted Asset Value of all Eligible Collateral as of such date of determination in which the Agent has a valid and perfected first priority security interest free and clear of Adverse Claims, minus (ii) the Borrowing Base Excess Amount as of such date of determination.

“Borrowing Base Determination Date” shall have the meaning assigned to such term in Section 2.05(b).

“Borrowing Base Eligible Asset” means Cash, any Eligible Commercial Paper, any Eligible Debt Security, any Eligible Money Market Fund Investment and any U.S. Government Security which the Borrower is permitted to purchase in accordance with the Investment Policies and Restrictions which are free and clear of all Adverse Claims; provided, that such Asset does not constitute (i) an option, a Derivatives Transaction, a Non-OECD Asset, a Citigroup Asset, an Illiquid Asset, Excluded Property, a Distressed Asset, an Equity Security, any Margin Stock or a Foreign Currency Asset (other than an Eligible Foreign Currency Asset), (ii) an Asset which is the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or other Derivatives Transaction (other than Derivatives Transactions entered into solely to protect against interest rate risk which have not been entered into for speculative purposes), including, without limitation, any cash or other Asset maintained in a segregated account with the Custodian relating to any outstanding reverse repurchase agreement entered into by the Borrower or any collateral received by or on behalf of the Borrower in connection with any Derivatives Transaction, reverse repurchase agreement, dollar roll or securities lending transaction, or (iii) an Asset held by a sub-custodian of the Custodian which is not located in the United States.

“Borrowing Base Excess Amount” means as of any date any determination thereof is made, an amount equal to the sum (without duplication) of:

(i)      the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and U.S. Government Securities) issued or Guaranteed by any Person (together with all Affiliates of such Person), other than the five (5) Persons that have issued or Guaranteed the highest amounts of the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and U.S. Government Securities) (collectively, the “Largest Issuers”), exceeds three percent (3%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(ii)      the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and U.S. Government Securities) issued or Guaranteed by any Largest Issuer (together with all Affiliates of such Largest Issuer) exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(iii)      the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral issued or Guaranteed by Persons in a single Industry Class (other than Cash and U.S. Government Securities), exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(iv)       the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Foreign Assets exceeds fifteen percent (15%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(v)       the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Eligible Foreign Currency Assets exceeds fifteen percent (15%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(vi)       the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Eligible Foreign Currency Assets denominated or payable in any single currency exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(vii)       the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Foreign Assets issued or Guaranteed by Persons organized under the laws of any single OECD Country (other than the United States of America) exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(viii)       the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Eligible Loan Assets in respect of which interest payable on the principal amount thereof is not calculated by reference to a floating rate exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(ix)       the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which is, or in respect of a Loan Asset the Obligor of which is, rated “B3” by Moody’s or “B-” by S&P, exceeds thirty percent (30%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(x)       the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral that is not rated by S&P nor Moody’s, exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xi)       the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Eligible Bond Assets exceeds fifteen percent (15%) of the aggregate Adjusted Asset Value of all Eligible Collateral; and

(xii)       the aggregate maximum amount that the Borrower may be obligated to fund under all Unfunded Loan Commitments.

“Borrowing Base Test” means as of any date of determination that the Borrowing Base shall be equal to or greater than Credits Outstanding.

“Borrowing Date” shall have the meaning assigned to such term in Section 2.02(a).

“Business Day” means any day on which (i) banks are not authorized or required to close in New York, New York and the NYSE is not authorized or required to close, and (ii) if this definition of “Business Day” is utilized in connection with a Eurodollar Rate Advance, dealings are carried out in the London interbank market.

“By-Laws” means the duly adopted amended and restated by-laws of the Borrower dated as of February 20, 2006, as the same may be amended, restated, supplemented, waived or modified from time to time.

“Canadian Dollars” means the lawful currency of Canada.

“Cash” means United States Dollars immediately available on the day in question in an account maintained by the Custodian.

“CHARTA” means CHARTA, LLC.

“Citibank” means Citibank, N.A. and its successors.

“Citigroup Asset” means an Asset for which Citigroup Inc. or any Affiliate of Citigroup Inc. is the issuer or guarantor.

“Class A Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets which constitute Eligible Bond Assets and which are related to corporate bond obligations which obligations are rated as of such date of determination no less than “BBB-” from S&P and “Baa3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “BBB-” from S&P or “Baa3” from Moody’s, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

“Class A Loan Asset” means as of any date of determination, a Borrowing Base Eligible Asset which (i) is an Eligible Loan Asset, (ii) is not a Distressed Asset, and (iii) has an Asset Value which is at least ninety percent (90%) of its par value as of such date of determination.

“Class B Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets which constitute Eligible Bond Assets and which are related to corporate bond obligations (i) that are not Class A Bond Assets and (ii) which obligations are rated as of such date of determination no less than “BB-” from S&P and “Ba3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “BB-” from S&P or “Ba3” from

Moody’s, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

“Class B Loan Asset” means as of any date of determination, a Borrowing Base Eligible Asset which (i) is an Eligible Loan Asset, (ii) is not a Distressed Asset, and (iii) has an Asset Value which is less than ninety percent (90%) of its par value but greater than or equal to forty percent (40%) of its par value as of such date of determination.

“Class C Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets which constitute Eligible Bond Assets and which are related to corporate bond obligations (i) that are not Class A Bond Assets or Class B Bond Assets and (ii) which obligations are rated as of such date of determination no less than “B-” from S&P and “B3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “B-” from S&P or “B3” from Moody’s, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

“Closing Date” means the first date on which the conditions precedent specified in Section 3.01 shall have been fully satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral Account” shall have the meaning assigned to such term in the Control Agreement.

“Conduit Lender” means each of CAFCO, LLC, CRC Funding, LLC, CIESCO, LLC, and CHARTA, LLC, together with their permitted successors and assigns that constitute special purpose entities that issue commercial paper notes or other debt securities.

“Control Agreement” means the Control and Collateral Agency Agreement, dated as of the date hereof among the Borrower, the Agent and the Custodian, as the same may from time to time be amended, supplemented, waived or modified.

“CP Placement Event Date” means the first date upon which the Conduit Lender is unable to fund or maintain its Advances as a result of the Conduit Lender being unable to place commercial paper notes in the commercial paper market.

“CP Placement Event Period” means the period commencing on the CP Placement Event Date and ending on the date which is thirty (30) days thereafter.

“CP Rate” for each day during a Settlement Period for any Advance means to the extent the Conduit Lender funds such Advance on such day by issuing commercial paper notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by the Conduit Lender that are allocated, in whole or in part, by the Agent (on behalf of the Conduit Lender) to fund the making or maintenance of such Advance on such day during such Settlement Period as determined by the Agent (on behalf of the Conduit Lender) and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent on behalf of the Conduit Lender; provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such day, the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, provided, further, that for each day during the continuance of any Event of Default the “CP Rate” shall mean the CP Rate as computed above plus 6.00% per annum; provided, further, that for any period that Yield in respect of any Advance is computed by reference to the Post-Default Rate, the “CP Rate” in respect of such Advance for such period shall be deemed to be zero.

“Credits Outstanding” means at any time a determination thereof is made, an amount equal to the sum of (i) the outstanding principal amount of all Advances, plus (ii) any unpaid and past due Yield accrued on the outstanding advances and unpaid fees due under the Fee Letter, plus (iii) the Yield that would accrue on the outstanding principal amount of the Advances through the sixty (60) day period following such date of determination, computed by reference to the Assignee Rate based upon the Eurodollar Rate plus the Applicable Margin for a sixty (60) day period in effect as of the time of determination, plus (iv) all fees that would accrue under the Fee Letter through the sixty (60) day period following such date of computation, computed as if the outstanding principal amount of the Advances on each day during such period was equal to the Total Commitment, plus (v) the Aggregate Custodian’s Advance Amount, plus (vi) the amount of any judgment or the amount of any taxes that give rise to a Permitted Lien on any Assets of the Borrower, plus (vii) the notional amount of all Derivatives Transactions underlying all Permitted Derivatives Investments.

“Custodial Agreement” means the Amended and Restated Master Custodian Agreement dated as of February 25, 2005, as amended to add Appendix A to Custodian Agreement as of December 26, 2007, between the Borrower and the Custodian, as the same may from time to time be amended, supplemented, waived or modified as permitted under the Program Documents.

“Custodian” means State Street Bank and Trust Company, as custodian under the Custodial Agreement and as securities intermediary and collateral agent under the Control Agreement, and its permitted successors and assigns.

“Custodian’s Overdraft Advances” means any advance of cash, assets or securities by the Custodian pursuant to or in connection with the Custodial Agreement.

“Debt” means with respect to any Person, at any date, without duplication, (i) all “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act), (ii) all obligations of such Person for borrowed money, including without limitation, all obligations of such Person which are evidenced by letters of credit or letter of credit reimbursement, (iii) all obligations of such Person evidenced by bonds, debentures, notes, acceptances or other similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vii) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales), (viii) all Debt of others Guaranteed by such Person, and (ix) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of such Person’s balance sheet.

“Declaration of Trust” means the Amended and Restated Declaration of Trust of the Borrower dated as of May 17, 2004, as amended, supplemented, waived or modified from time to time.

“Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Derivatives Collateral” means Assets of the Borrower which have been removed from the Collateral Account in accordance with the terms of this Agreement and which have been pledged as collateral to a counterparty to secure the Borrower’s obligations to such counterparty in connection with a Derivatives Transaction permitted in accordance with clause (iv) of the definition of Permitted Debt and Section 5.02(s).

“Derivatives Collateral Amount” means the aggregate Asset Value of all of the Assets of the Borrower that constitute Derivatives Collateral.

“Derivatives Transaction” means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit risk linked or otherwise).

“Discretionary Priced Asset” means, as of any date of determination, any Asset designated by the Adviser that is priced by an Approved Pricing Service, but for which the Adviser, for purposes of the definition of Asset Value, has assigned a value higher than the price quoted by such Approved Pricing Service, provided the Adviser shall not as of any date of determination designate any Asset as a “Discretionary Priced Asset” if after giving effect to the Adviser’s assignment of value thereto, the sum of (x) the aggregate Asset Values of all Discretionary Priced Assets plus (y) the aggregate Asset Values of all Internally Priced Assets exceeds five percent (5%) of the value of the Borrower’s total assets.

“Distressed Asset” means an Asset (i) which is, or the Obligor of which, is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings, (ii) which is in default beyond the applicable grace periods, if any, as to payment of principal or interest or otherwise under the instruments or agreements under which they were issued or otherwise evidenced, including the applicable Loan Documents with respect to a Loan Asset; provided, however, that if such Asset is in default for a period of time equal to or greater than thirty (30) consecutive days, such Asset shall be deemed to constitute a Distressed Asset regardless of whether or not the applicable grace period in respect of such Asset has expired, (iii) in the case of a Loan Asset, in respect of which there is a default or a breach of a material provision under the related Loan Documents or a “default” or “event of default” has occurred and is continuing under the related Loan Documents, (iv) which is otherwise classified by the Adviser or the Borrower as a “Distressed Asset”, (v) which is rated “Caa1” or lower by Moody’s or “CCC+” or lower by S&P or which, if unrated, are in the reasonable judgment of the Adviser, of equivalent credit quality, or (vi) which has an Asset Value which is less than forty percent (40%) of its par value.

Dollars” and “$” mean lawful money of the United States of America.

“Eligible Assignee” means Citibank, N.A., Citibank, any of their respective Affiliates, any Person managed by Citibank, Citibank, N.A. or any of their respective Affiliates, or any financial or other institution acceptable to the Agent.

“Eligible Bond Assets” means at any time a Bond Asset (i) which is part of an issuance of corporate debt securities with an aggregate outstanding principal amount on the original issuance date of such Bond Asset which is at least equal to $50,000,000; (ii) which does not constitute a Non-OECD Asset, and (iii) which has a scheduled final maturity date no later than the thirtieth (30th) anniversary after the related original issuance date.

“Eligible Collateral” means at any time the Pledged Collateral which constitutes Borrowing Base Eligible Assets.

“Eligible Commercial Paper” means a promissory note issued in the United States commercial paper market by an obligor having its principal office in the United States, having a maturity of not more than 270 days and which (i) if rated by both S&P and Moody’s is rated at least “A-1” by S&P and at least “P-1” by Moody’s, and (ii) if rated by S&P or Moody’s (but not both) is rated at least “A-1” by S&P or at least “P-1” by Moody’s.

“Eligible Debt Securities” means Eligible Loan Assets and Eligible Bond Assets.

“Eligible Foreign Currency” means each of Euros, Japanese Yen, Swiss Francs, Sterling and Canadian Dollars.

“Eligible Foreign Currency Asset” means any Asset which is denominated or payable in Euros, Japanese Yen, Swiss Francs, Sterling or Canadian Dollars.

“Eligible Loan Asset” at any time means a Loan Asset:

(i)       which is a syndicated first lien senior secured loan with respect to which the interest payable on the principal amount thereof by the related Obligor is payable in cash;

(ii)       in respect of which the Borrower’s interest is not a subparticipation;

(iii)       which has a scheduled final maturity date no later than the eighth (8th) anniversary after the related Origination Date;

(iv)       which is part of a syndicated credit facility where the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all term loans under such facility on the Origination Date of such Loan Asset is at least equal to $100,000,000;

(v)       which relates to Loan Documents in which the Borrower’s interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than thirty-three and one-third percent (33.33%);

(vi)       in respect of which the related Loan Documents are not subject to any confidentiality arrangement which would preclude the Agent from reviewing such Loan Documents;

(vii)       in which the Borrower’s interest in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders thereunder or participants therein, as the case may be;

(viii)       in respect of which the credit rating of the related Transaction Agent or its controlling Affiliate is no less than “A-” from S&P or “A3” from Moody’s;

(ix)       in respect of which, if the Borrower’s interest therein is that of a participant, the credit rating of the related Selling Institution is no less than “A-” from S&P and “A3” from Moody’s;

(x)       the pledge of which under Article VII of this Agreement, would not conflict with or constitute a default under or be prohibited by any anti-assignment or other provisions contained in the related Loan Documents, except for anti-assignment provisions rendered ineffective by applicable law;

(xi)       which does not constitute a Non-OECD Asset;

(xii)       which is denominated and payable in Dollars or an Eligible Foreign Currency;

(xiii)      which is issued by an issuer rated as of such date of determination no less than “B-” from S&P and “B3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “B-” from S&P or “B3” from Moody’s, or which, if unrated, is in the reasonable judgment of the Adviser of equivalent credit quality; and

(xiv)       which relates to Loan Documents in full force and effect which are legal, valid and binding obligations of the parties purported to be bound thereby, enforceable against such parties in accordance with their respective terms.

“Eligible Money Market Fund Investments” means an investment in a money market fund (i) having a rating of “AAAm” or “AAAm-g” from S&P or a rating of “P-1” from Moody’s and (ii) having a maturity of 360 days or less.

“Eligible Successor Adviser” means a wholly-owned direct or indirect subsidiary of the Parent which has executed a letter agreement in favor of the Agent in substantially the form of the Letter Agreement in effect on the Closing Date and which either has (a) been approved of in writing by the Agent, and (b) the mutual fund management and advisory expertise and experience which is substantially equal to or better than that of the Adviser immediately prior to the date any determination thereof is made and Total Operating Revenues (within the meaning of GAAP) for the twelve month period reported in its most recent annual financial statements which are at least equal to the Total Operating Revenues of Nuveen Fund Advisors, LLC (successor by conversion to Nuveen Fund Advisors, Inc.) for the twelve month period ended March 31, 2008.

“E-Mail Report” shall have the meaning assigned to such term in Section 9.15.

“Equity Securities” means common stock and Preferred Stock, warrants, trust certificates, real estate investment trust interests, membership interests or partnership interests and securities that are convertible into common or preferred stock, warrants, trust certificates, real estate investment trust interests, membership interests or partnership interests; provided, that for purposes of this definition the term “Equity Securities” shall not include Eligible Money Market Fund Investments.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (n) of the Code.

“Eurocurrency Liabilities” shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Additional Yield” means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the Conduit Lender or Secondary Lender, as the case may be, for such Settlement Period.

“Eurodollar Rate” means, for any Advance for any Settlement Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period substantially equal to such Settlement Period, provided, that, in any case if such rate shall be less than zero, the rate shall be deemed to be zero.

“Eurodollar Rate Advance” means an Advance the Yield on which is computed with reference to the Eurodollar Rate.

“Eurodollar Rate Reserve Percentage” for any Settlement Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a Lender or any Secondary Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

“Euros” means the lawful currency of Member States of the European Union that adopt the single currency introduced in accordance with the Treaty Establishing the European Community, as amended.

“Event of Default” means any of the events, acts or occurrences set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Property” means any Assets of the Borrower which have been removed from the Collateral Account in accordance with the terms of this Agreement and which have been segregated pursuant to the requirements of Release 10666 in accordance with the terms of this Agreement, including any accounts established to hold any such Assets.

“Facility” shall have the meaning assigned to such term in Section 9.09.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain letter agreement dated the date hereof between the Borrower and the Agent, as the same may from time to time be amended, supplemented, waived or modified.

“Foreign Asset” means any Asset issued, guaranteed or owing by persons organized under the laws of any OECD Country (other than the United States of America).

“Foreign Currency Asset” means any Asset which is denominated or payable in a currency other than Dollars.

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Illiquid Asset” means as of any date, any Restricted Security or any other Asset for which (i) there is no established public or private institutional trading market in the United States, such that such Asset may be reasonably expected to be sold in such market within seven (7) days in the ordinary course of business at a price approximating the Asset Value of such Asset on such date subject only to fluctuations in the market price therefor, (ii) the fair market value of such Asset is not readily ascertainable from recognized independent sources in the market for such Assets, or (iii) are otherwise categorized as “illiquid securities” by the Borrower or the Adviser.

“Industry Class” means any industry class set forth on Schedule III hereto, as such Schedule III may be amended and supplemented from time to time with the prior written consent of the Agent.

“Internally Priced Asset” mean any Asset which is not priced by an Approved Pricing Service.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means the provisions dealing with investment policies, distributions, investment restrictions, tender offers, repurchases, leverage and diversification status as furnished in writing to the Agent on or prior to the Closing Date as modified as permitted under this Agreement.

“Investor Report” means the Investor Report of the Borrower substantially in the form of Schedule I hereto.

“Japanese Yen” means the lawful currency of Japan.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Lender” means the Conduit Lender, together with all Persons which acquire or are obligated to acquire any interest in any Advance under a Asset Purchase Agreement or in the case of Citibank, under any similar arrangement, or otherwise.

“Letter Agreement” means the Letter Agreement dated as of the date hereof from the Adviser to the Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

“Liquidation Fee” means, in respect of any Advance for any Settlement Period which is funded by a Conduit Lender during which the principal on such Advance is repaid by the Borrower in whole or in part upon less than ten (10) days prior written notice thereof prior to the end of said Settlement Period, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Accrual Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by the Conduit Lender’s investing the proceeds of such reductions of principal.

“Loan Asset” means a direct or participation or sub-participation interest in or assignment or novation of a loan or other extension of credit.

“Loan Documents” means with respect to any Loan Asset, each loan agreement, promissory note, collateral security agreement, participation certificate, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a (i) material adverse effect on the ability of the Borrower, the Adviser or the Custodian to perform its obligations under this Agreement, any other Program Document or any Loan Document, (ii) a material adverse effect on any Secured Party’s right, title and interest in the Pledged Collateral or on the rights and remedies of any Secured Party under any Program Document (other than any Loan Document), (iii) a material adverse effect on the validity or enforceability of this Agreement or any other Program Document (other than any Loan Document), (iv) a material adverse effect on the business, financial position, operations, Assets or properties of the Borrower or the Adviser, (v) a material adverse claim on the Assets of the Borrower or the Adviser, or (v) a Default, an Event of Default or the Borrower is not in full compliance with the Borrowing Base Test.

“Maturity Date” means the Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA.

“NAV” means in respect of the Borrower, the net asset value per common share of the Borrower computed in the manner such net asset value is required to be computed by the Borrower in accordance with the Investment Company Act and as furnished to the Agent in writing on or prior to the Closing Date, as such manner of computation may be modified as permitted under this Agreement.

“Non-OECD Asset” means any Asset issued or Guaranteed by a Person organized or domiciled outside of any OECD Country or with respect to any Loan Asset, the Obligor of which is organized outside of any OECD Country.

“Notice of Borrowing” shall have the meaning assigned to such term in Section 2.02(a).

“Notice of Exclusive Control” shall have the meaning assigned to such term in the Control Agreement.

“NYSE” means the New York Stock Exchange.

“Obligor” means in respect of any Loan Asset, the Person primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of such Loan Asset.

“OECD Country” means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for “foreign currency” of at least “AA-” and “Aa3” from S&P and Moody’s, respectively.

“Origination Date” means in respect of any Loan Asset the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Loan Asset was advanced to the Obligor under the related Loan Documents.

“Parent” means Nuveen Investments, Inc.

“Percentage” of any Secondary Lender means, (a) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the percentage set forth therein as such Secondary Lender’s Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee.

“Permitted Debt” means in respect of any Asset of the Borrower (i) Debt or contingent obligations arising under this Agreement or the other Program Documents to the Secured Parties, (ii) Debt in favor of the Custodian relating to Custodian’s Overdraft Advances incurred in the ordinary course of the Borrower’s business, which are not overdue, (iii) fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower’s Assets which in each case have arisen in the ordinary course of the Borrower’s business which are not overdue for a period in excess of thirty (30) days, (iv) Debt or contingent obligations (other than Debt for borrowed money) arising in connection with transactions in the ordinary course of the Borrower’s business in connection with its purchasing of securities or the entering of derivatives transactions solely for the purpose of hedging common stock, high yield credit, currency or interest rate risk and not for investment purposes, to the extent such purchases or transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies and that the amount of any Debt arising in connection with such a derivatives transaction does not exceed twenty-five percent (25%) of the NAV of the Borrower, (v) obligations of the Borrower to fund future extensions of credit under the Loan Documents relating to its Loan Assets which do not exceed twenty percent (20%) of the aggregate Asset Value of the Borrower’s Assets and which meet the Borrower’s diversification requirements set forth under the heading “Investment Restrictions” in the Borrower’s Statement of Additional Information as of the Closing Date, (vi) Debt or contingent obligations in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which the Borrower (A) shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, or (B) shall have obtained an unsecured performance bond in respect of such judgment or award, and (vii) Debt or contingent obligations arising in connection with Permitted Derivatives Investments.

“Permitted Derivatives Investment” means any investment made by the Borrower in the Markit iBoxx USD Liquid Leveraged Loan Index in connection with a Derivatives Transaction; provided that the aggregate notional amount of all Derivatives Transactions underlying all Permitted Derivatives Investments does not exceed five percent (5%) of the Asset Value of all of the Assets of the Borrower.

“Permitted Entity” means an Affiliate of the Parent which has agreed to be bound by the undertakings, agreements and obligations of the Adviser under the Program Documents, shall have confirmed the representations and warranties of the Adviser set forth in the Program Documents and has the mutual fund management and advisory expertise and experience which is substantially equal to or better than that of the Adviser immediately prior to the date any determination thereof is made and Total Operating Revenues (within the meaning of GAAP) for the twelve month period reported in its most recent annual financial statements which are at least equal to the Total Operating Revenues of Nuveen Fund Advisors, LLC (successor by conversion to Nuveen Fund Advisors, Inc.) for the twelve month period ended March 31, 2008.

“Permitted Liens” means (a) in respect of any Asset of the Borrower, (i) Liens of any Secured Party created by or pursuant to this Agreement or the Control Agreement, (ii) Liens of the Custodian securing the Custodian’s Overdraft Advances to the extent such Custodian’s Overdraft Advances do not exceed the amount permitted by Section 5.02(p), (iii) Liens of the Custodian which are by the terms of the Control Agreement expressly subordinated to the payment of the Borrower Obligations, (iv) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate actions and for which adequate reserves in accordance with GAAP shall have been set aside on the Borrower’s books, (v) Liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as the Borrower shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, (vi) Liens (other than non-possessory Liens which pursuant to applicable law are, or may be, entitled to take priority (in whole or in part) over prior, perfected liens and security interests) with respect to taxes, assessments and other governmental charges or levies for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens in respect of Debt permitted under clause (iii) of the definition of Permitted Debt, and (viii) Liens in respect of Derivatives Collateral.

“Permitted Senior Securities” means “senior securities” within the meaning of the Investment Company Act which constitute Advances under this Agreement, Derivatives Transactions, repurchase transactions, securities lending transactions, reverse repurchase transactions, VRTP Shares which have been issued in compliance with the Investment Company Act and with respect to which, any payments or obligations in connection therewith are subordinated to any Borrower Obligations, or commitments of the Borrower to fund future advances or other extensions of credit under any Loan Document, to the extent the issuance of any such senior security by the Borrower is not in contravention of the Investment Company Act or the Borrower’s Investment Policies and Restrictions in effect on the Closing Date.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pledged Collateral” shall have the meaning assigned to such term in Section 7.01.

“Post-Default Rate” means in respect of all amounts payable to any Secured Party under any Program Document not paid when due (whether at stated maturity, by acceleration or otherwise), including, without limitation, the principal and Yield on any Advance not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to the applicable Base Rate as in effect from time to time plus two and one half percent (2.50%).

“Preferred Stock” means an Equity Security which represents an equity interest in an issuer that entitles the holder to receive, in preference to holders of other stock such as common stock, dividends and a fixed share of the proceeds resulting from the liquidation of such issuer.

“Principal Office” means the principal office of Citibank, N.A. presently located at 399 Park Avenue, New York, New York or at such other location as the Agent shall designate in writing to the Borrower.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Proceeds” shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Product Information” shall have the meaning assigned to such term in Section 9.09(a).

“Program Documents” means this Agreement, the Advance Notes, the Letter Agreement, the Control Agreement, the Advisory Agreement, the Custodial Agreement, the Fee Letter, the Loan Documents and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.

“Program Termination Date” means the later to occur of (i) the Termination Date, and (ii) the date that all Borrower Obligations have been finally paid in full; provided, however, that if any payment in respect of any Borrower Obligation made to any Secured Party must be rescinded or returned for any reason whatsoever (including the insolvency or bankruptcy of the Borrower) such Borrower Obligation shall be deemed to be reinstated as though such payment had not been made and the Program Termination Date shall be deemed to have not occurred.

“Prospectus” means with respect to the Borrower the prospectus dated July 27, 2004 filed with the SEC as a part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information, if any, included in such registration statement, and all supplements, amendments and modifications thereto as of the Closing Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act; provided that the provisions dealing with pricing policies, investment policies, distributions, investment restrictions, tender offers, repurchases, leverage and diversification status contained in the prospectus as originally filed shall be deemed to have been amended to be those as in effect on the Closing Date which shall have been furnished in writing to the Agent on or prior to the Closing Date.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, managers, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release 10666” means Investment Company Act Release No. 10666 and any interpretive opinions of the staff of the SEC issued prior to February 2, 2015 relating to the maintenance of segregated accounts.

“Requested Amount” shall have the meaning assigned to such term in Section 2.02(a).

“Responsible Officer” means in respect of any Person, the president, the executive vice president, the senior vice president, any vice president, the treasurer or any other duly authorized officer of such Person; provided, that the Agent shall have received a manually signed certificate of the Secretary or Assistant Secretary of such Person as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer.

“Restricted Payments” means (a) the declaration of any distribution or dividends (other than distributions payable solely in shares of common or preferred stock (including VRTP Shares) in the Borrower) on, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of any shares of, any class of common or preferred stock (including, without limitation, VRTP Shares) of the Borrower or of any warrants, options or other rights to acquire the same (or to make any payment to any Person, such as “phantom stock” payments), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property or in obligations of the Borrower, and (b) the payment of fees and expenses to the Adviser or any

Affiliate of the Adviser as compensation for the provision of managerial, administrative services or otherwise.

“Restricted Security” shall have the meaning assigned to such term under Rule 144.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as amended and from time to time in effect, or any successor regulatory provision.

“S&P” means Standard & Poor’s Ratings Group, together with its successors.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secondary Lender Commitment” means (a) with respect to Citibank, an amount equal to the Total Commitment, as such amount shall be adjusted by any Assignment and Acceptance entered into between Citibank and an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender’s “Secondary Lender Commitment” in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender’s Secondary Lender Commitment.

“Secondary Lender Stated Expiration Date” means January 30, 2017, unless, prior to such date (or the date so extended pursuant to this clause), upon the Borrower’s request, made not more than sixty (60) days nor less than thirty (30) days prior to the then current Secondary Lender Stated Expiration Date, one or more Secondary Lenders having 100% of the Total Commitment shall in their sole discretion consent, which consent shall be given not less than fifteen (15) days prior to the then current Secondary Lender Stated Expiration Date (the date any such consent is given, the “Extension Date”), to the extension of the Secondary Lender Stated Expiration Date to the date occurring 364 days after such Extension Date; provided, however, that any failure of any Secondary Lender to respond to the Borrower’s request for such extension shall be deemed a denial of such request by such Secondary Lender.

“Secondary Lenders” means Citibank and each Eligible Assignee that becomes a party to this Agreement pursuant to Section 9.06(b).

“Second Lien Loan Assets” means at any time an Asset which would otherwise qualify as an Eligible Loan Asset, but which (i) is not senior secured, as required by clause (i) of the definition thereof, and/or (ii) in respect of which the Borrower’s interest in all collateral security therefor and principal and interest payments thereunder is not pro rata and pari passu with all other lenders thereunder or participants therein, as required by clause (vii) of the definition thereof.

“Secured Parties” means the Agent, the Lenders, the Secondary Lenders and their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Selling Institution” means in respect of any Loan Asset which constitutes a participation interest, the Person which has granted or sold to the Borrower a participation interest in the loan or other extension of credit which is the subject of such Loan Asset.

“Settlement Date” means the fifth (5th) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

“Settlement Period” means in respect of any Advance:

(a)      in the case of any Settlement Period in respect of which Yield in respect of such Advance is computed by reference to the CP Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; provided, however, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date and the duration of each Settlement Period which commences on or after the Maturity Date for such Advance may be any period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent;

(b)      in the case of any Settlement Period in respect of which Yield in respect of such Advance is computed by reference to the Assignee Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; provided, however, that any Settlement Period which is other than the monthly Settlement Period shall be of such duration as shall be selected by the Agent; and

(c)      in the case of any Settlement Period in respect of which Yield is computed by reference to the Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Agent.

“Specified Loan Documents” shall have the meaning assigned to such term in the Control Agreement.

“Sterling” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subsidiary” means, with respect to any Person, at any date, any corporation, partnership, limited liability company or other entity, which is directly or indirectly controlled by such Person or in respect of which at least 51% of the outstanding shares of capital stock or other equity or partnership interests having ordinary voting power is at the time, directly or indirectly, owned by such Person, including, any subsidiaries which are consolidated with such Person in accordance with GAAP or the generally accepted accounting principals of the applicable jurisdiction in effect from time to time. The terms “control,” “controlling,” “controlled” and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise. Unless otherwise specified “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swiss Francs” means the lawful currency of Switzerland.

“Taxes” shall have the meaning assigned to such term in Section 9.03(a).

“Termination Date” means the earlier of (i) the Secondary Lender Stated Expiration Date, and (ii) the date the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01.

“Total Commitment” means $116,000,000, as such amount may be reduced pursuant to Section 2.10. References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances.

“Transaction Agent” means a commercial bank, insurance company, finance company or other financial institution that is acting as agent or trustee under the Loan Documents relating to any Loan Asset.

“Trustee” shall have the meaning assigned to such term in the Declaration of Trust.

“Trust Indenture Act” shall have the meaning assigned to such term in Section 8.03.”

“263% Asset Coverage Test” means, as of any Business Day, the Borrower’s “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act) have “asset coverage” (as defined in Section 18(h) of the Investment Company Act) of at least 263%, computed on each Business Day regardless of whether or not dividends or distributions are being made on such day, or whether Debt is being incurred on such day and computed as if each outstanding Advance constituted a “senior security” without regard to whether such Advance is a loan for “temporary purposes” or otherwise excludable from the definition of “senior securities” under Section 18(g) of the Investment Company Act.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

“Unfunded Loan Commitment” means the obligation of the Borrower to fund loans or other extensions of credit pursuant to the terms of any Loan Document to which the Borrower is a party.

“U.S. Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that except that in the case of treasury bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Value” shall have the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“VRTP Mandatory Redemption Event” means each “Mandatory Redemption Event” as defined Section 1.1 of the VRTP Statement of Preferences and each “Additional Mandatory Redemption Event” as defined in Annex 1 to the VRTP Purchase Agreement.

“VRTP Purchase Agreement” means that certain VRTP Purchase Agreement dated as of December 30, 2013 among the Borrower, CAFCO, LLC, CRC Funding, LLC, CIESCO, LLC, CHARTA, LLC, and Citibank, N.A., as purchasers, and Citibank, N.A. as agent.

“VRTP Shares” shall mean any series of variable rate term preferred shares which are issued by the Borrower pursuant to Section 1 of Article IV of the Declaration of Trust and the VRTP Statement of Preferences.

“VRTP Statement of Preferences” means the Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares dated as of December 27, 2013 made by the Trustees of the Borrower pursuant to Articles IV and VI of the Declaration of Trust, as amended, supplemented, waived or modified from time to time.

“Yield” means for each Advance for each Settlement Period:

(i)      for each day during such Settlement Period to the extent such Advance will be funded or maintained on such day by the Conduit Lender through the issuance of commercial paper notes,

(ii)      for each day during such Settlement Period to the extent such Advance will not be funded or maintained on such day through the issuance of commercial paper notes,

where:

AR	=	the Assignee Rate for such Advance for such Settlement Period

P	=	the outstanding principal amount of such Advance on such day

CPR	=	the CP Rate for such Advance on such day

LF	=	the Liquidation Fee, if any, for such Advance for such Settlement Period (expressed as a daily amount);

provided, further, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

SECTION 1.02. Rules of Construction.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “including” shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, and (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

SECTION 1.03. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”.

ARTICLE II

ADVANCES TO THE BORROWER

SECTION 2.01. Advance Facility.

(a)      On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02, the Conduit Lender may, in its sole discretion, make Advances to the Borrower on any Borrowing Date from the date hereof to the Termination Date. On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02 and during the period from the date hereof to the Termination Date, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Secondary Lender Commitments, to the extent the Conduit Lender has determined not to make such Advance. Under no circumstances shall the Conduit Lender or any Secondary Lender be obligated to make any such Advance, to the extent that after giving effect to the making of such Advance the aggregate principal amount of all outstanding Advances would exceed the Total Commitment.

(b)      The failure of any Secondary Lender to make any Advance to be made by it on any Borrowing Date shall not relieve any other Secondary Lender of its obligation to make its Advance on such Borrowing Date, but neither any Secondary Lender nor the Agent shall be responsible for the failure of any other Secondary Lender to make an Advance. The amounts payable by the Borrower to the Conduit Lender and each Secondary Lender at any time hereunder and under the Advance Notes to the Conduit Lender and each Secondary Lender shall be a separate and independent debt.

SECTION 2.02. Making of Advances.

The Borrower shall give the Agent written notice (which notice shall be irrevocable and effective only upon receipt by the Agent) of each request for an Advance (each such request a “Notice of Borrowing”) not later than 12:00 noon (New York City time) on the day which is two (2) Business Days (or in respect of the initial Borrowing Date, as otherwise agreed between the Borrower and the Agent) prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a “Borrowing Date”), and (ii) the aggregate principal amount of the proposed borrowing (the “Requested Amount”). Any such Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date such request is being made, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. The Requested Amount specified in any Notice of Borrowing shall be at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof. The Borrower shall not request that more than one (1) Borrowing Date occur in any single calendar week. During the period prior to the Termination Date, the Conduit Lender shall promptly notify the Agent whether it has determined to make a proposed Advance and the Agent shall promptly thereafter notify the Borrower whether the Conduit Lender has determined to make such Advance. If the Conduit Lender has declined to make such proposed Advance, the Agent shall promptly send notice of the proposed borrowing to the Secondary Lenders concurrently by telecopier, telex or cable specifying the Borrowing Date for such borrowing, each Secondary Lender’s Percentage multiplied by the principal amount of such Advance and whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate. On each Borrowing Date the Conduit Lender or the Secondary Lenders shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower’s Account the Requested Amount in immediately available funds. To the extent not covered by Section 2.08, the Borrower shall indemnify the Conduit Lender, each Secondary Lender and the Agent against any loss or expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance.

SECTION 2.03. Noteless Agreement; Evidence of Indebtedness.

(a)      The Conduit Lender and each Secondary Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from each Advance made by it, from time to time, including the amounts of principal and Yield thereon and paid to it, from time to time hereunder.

(b)      The Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder and the Settlement Period with respect thereto, (ii) the amount of any principal and Yield due and payable or to become due and payable from the Borrower to the Conduit Lender and each Secondary Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and the Conduit Lender’s and each Secondary Lender’s share thereof.

(c)      The entries maintained in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.03 shall be rebuttable presumptive evidence of the existence and amounts of the Borrower Obligations therein recorded; provided, however, that the failure of the Agent, the Conduit Lender or any Secondary Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Borrower Obligations in accordance with their terms.

(d)      The Conduit Lender or any Secondary Lender may request that its Advances be evidenced by an Advance Note. In such event, the Borrower shall promptly prepare, execute and deliver to the Conduit Lender or such Secondary Lender, as applicable, an Advance Note payable to the order of the Conduit Lender or such Secondary Lender, as applicable. Thereafter, the Advances evidenced by such Advance Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.06) be represented by one or more Advance Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.06, except to the extent that the Conduit Lender, such Secondary Lender or assignee subsequently returns any such Advance Note for cancellation and requests that such Advance once again be evidenced as described in clauses (a) and (b) of this Section 2.03. In connection with any assignment pursuant to Section 9.06, if the assigning Secondary Lender shall have an Advance Note issued to it, the assigning Secondary Lender shall promptly return its Advance Note to the Agent marked “cancelled”.

SECTION 2.04. Maturity of the Advances.

The principal amount of and the accrued and unpaid Yield on each outstanding Advance shall be due and payable by the Borrower on the Maturity Date for such Advance.

SECTION 2.05. Prepayment of the Advances.

(a)      The Borrower shall have the right at any time and from time to time, upon not less than two (2) Business Days’ prior written notice in the form of Exhibit D hereto or telephonic notice (in the case of telephonic notice, promptly confirmed in writing in the form of Exhibit D hereto) to the Agent specifying the date and amount of such prepayment, to prepay all or a portion of the outstanding Advances, together with unpaid Yield thereon, on a Business Day; provided, that any such prepayment, if a partial prepayment, shall be at least $1,000,000 and an integral multiples of $100,000 in excess thereof.

(b)      If on any Business Day the Borrower is not in full compliance with the Borrowing Base Test (any such date, a “Borrowing Base Determination Date”), the Borrower shall on such Borrowing Base Determination Date (I) notify the Agent of such failure to comply, and (II) on the Business Day next succeeding such Borrowing Base Determination Date (each such date, a “Compliance Certification Date”) prepay Advances (together with Yield thereon) in an amount necessary to cause the Borrower to be in full compliance with the Borrowing Base Test on such Compliance Certification Date; provided, however, that to the extent the Borrower does not have sufficient available funds to fully cure such compliance shortfall on such Compliance Certification Date, then the Borrower shall (i) on such Compliance Certification Date prepay outstanding Advances in the amount of its available funds; (ii) no later than the close of business on the fifth (5th) Business Day following such Borrowing Base Determination Date either (A) acquire and pledge to the Agent under this Agreement and the Control Agreement additional Borrowing Base Eligible Assets having an Adjusted Asset Value at least sufficient to cause the Borrowing Base (as determined on such Compliance Certification Date) to be at least equal to the product of (x) 1.25, and (y) Credits Outstanding, as determined on such Compliance Certification Date, or (B) prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause the Borrowing Base (as determined on such Compliance Certification Date) to be at least equal to the product of (x) 1.25 and (y) Credits Outstanding, as determined on such Compliance Certification Date; and (iii) no later than the close of business on such Compliance Certification Date, deliver to the Agent a certificate, signed by an Responsible Officer of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies whether the Borrower shall either (x) prepay the Advances in accordance with clause (B) above, or (y) acquire additional Borrowing Base Eligible Assets in accordance with clause (A) above and specifies the identity and Adjusted Asset Value of the Borrowing Base Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of clause (A) of this Section 2.05(b), and (3) certifies that the requirements of this Section 2.05(b) shall be satisfied on or prior to the fifth (5th) Business Day following such Borrowing Base Determination Date.

(c)      If on any Business Day the Borrower is not in full compliance with the 263% Asset Coverage Test (determined regardless of whether or not dividends or distributions are being made on such date, or whether Debt is being incurred on such date as if each outstanding Advance constituted a “senior security” without regard to whether such Advance is a loan for “temporary purposes” or otherwise excludable from the definition of “senior securities” under Section 18(g) of the Investment Company Act) (any such date, an “Asset Coverage Determination Date”), the Borrower shall (I) on such Asset Coverage Determination Date notify the Agent of such failure to comply, and (II) prepay Advances in a principal amount (and pay the

Yield thereon) necessary to cause the Borrower to be in full compliance with the Asset Coverage Test, provided, however, that to the extent the Borrower does not have sufficient available funds to prepay the Advances in an amount sufficient to cure such compliance shortfall on such Asset Coverage Determination Date, then the Borrower shall (i) on such Asset Coverage Determination Date prepay outstanding Advances in the amount of its available funds; (ii) no later than the close of business on the fifth (5th) Business Day following such Asset Coverage Determination Date sell such portion of its Assets as shall be necessary for the Borrower to prepay the Advances in an amount necessary to be in full compliance with the Asset Coverage Test as determined on the first Business Day after such Asset Coverage Determination Date; and (iii) no later than the close of business on the second Business Day following such Asset Coverage Determination Date, deliver to the Agent a certificate, signed by an authorized officer of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies the identity and Adjusted Asset Value of the Borrowing Base Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of clause (ii) of this Section 2.05(c), and (3) certifies that the requirements of this Section 2.05(c) shall be satisfied on or prior to the fifth Business Day following such Asset Coverage Determination Date.

(d)      [INTENTIONALLY OMITTED].

(e)      Subject to Section 7.03, the amount of each prepayment under this Section 2.05 shall be applied ratably to the Advances in the order in which such Advances were made; provided, however, that the amount of such prepayment shall be applied first to any outstanding Advances in respect of which Yield is computed by reference to the Alternate Base Rate, second to any outstanding Advances in respect of which Yield is computed by reference to the Eurodollar Rate, and third to any outstanding Advances in respect of which Yield is computed by reference to the CP Rate.

SECTION 2.06. Yield.

The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time. Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05. It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Conduit Lender or the Secondary Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under the Program Documents (other than in respect of principal and Yield on Advances) and then to the reduction of the outstanding principal balance of the Advances.

SECTION 2.07. Increased Costs.

(a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law or (ii) the compliance with any guideline or any change in the interpretation of any guideline or any request from any central bank or other Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, upon demand by such Affected Person pay to the Agent for the account of such Affected Person additional amounts sufficient to compensate such Affected Person for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by an Affected Person, shall be conclusive and binding for all purposes, absent manifest error.

(b) If an Affected Person determines that compliance with any Applicable Law or request from any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law) or the occurrence of any Accounting Based Consolidation Event after the Closing Date (i) affects or would affect the amount of capital required or reasonably expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person’s commitment under the Program Documents or any Asset Purchase Agreement or upon such Affected Person’s making, funding or maintaining Advances, (ii) increases the cost of making or maintaining such commitment under the Program Documents or any Asset Purchase Agreement or making, funding or maintaining such Advances to any Affected Person or (iii) reduces the return of an Affected Person in connection with the Program Documents or any Asset Purchase Agreement, then, upon written demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased cost and/or reduced return in light of such circumstances. A certificate setting forth in reasonable detail such amounts and the circumstances giving rise thereto submitted to the Borrower by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c)      Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to an Affected Person pursuant to clauses (a) or (b) of this Section 2.09, such Affected Person will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of an Affected Person) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided, however, that such designation is made on such terms that such Affected Person and its lending office suffer no significant economic, legal or regulatory disadvantage, with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(d)      Failure or delay on the part of an Affected Person to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Affected Person’s right to demand such compensation. Notwithstanding the foregoing, the Borrower’s obligation to compensate any Affected Person for the amount of any increased cost payable under clauses (a) or (b) of this Section 2.09 specified in any certificate delivered by such Affected Person which has accrued or was incurred prior to the delivery of such certificate, shall be limited to amount accrued or incurred by such Affected Person during the 180 day period preceding such Affected Person’s delivery of such certificate provided that if the event giving rise to such increased cost or reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of the retroactive effect thereof.

SECTION 2.08. Compensation.

Without duplication of any amount due by the Borrower in respect of any Liquidation Fee, the Borrower shall compensate each Affected Person, upon its written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain: (i) if for any reason (other than a default by such Affected Person) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

SECTION 2.09. Additional Yield on Eurodollar Rate Advances.

So long as any Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay to such Affected Person Eurodollar Additional Yield on the principal amount of each outstanding Eurodollar Rate Advance on each date on which Yield is payable on such Eurodollar Rate Advance. Such Eurodollar Additional Yield shall be determined by such Affected Person and notified to the Borrower through the Agent either prior to or contemporaneously with the date any payment with respect to which such additional Yield is requested. A certificate as to such Eurodollar Additional Yield submitted to the Borrower and the Agent shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.10. Termination or Reduction of the Total Commitment.

The Borrower may at any time, upon thirty (30) days prior written notice to the Agent terminate in whole or reduce in part the unused portion of the Total Commitment; provided, that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof.

SECTION 2.11. Rescission or Return of Payment.

The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

SECTION 2.12. Fees Payable by Borrower.

The Borrower agrees to pay the Agent such fees as are set forth in the Fee Letter.

SECTION 2.13. Post Default Interest.

The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other Borrower Obligation payable by the Borrower, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on the Agent’s demand.

SECTION 2.14. Payments.

(a)      All amounts owing and payable by the Borrower to any Secured Party, any Affected Person or an Indemnified Party in respect of the Advances and other Borrower Obligations, including, without limitation, the principal thereof, Yield, fees, indemnities, expenses or other amounts payable under the Program Documents, shall be paid in Dollars, in immediately available funds on or prior to 11:00 a.m. (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. Any payment paid after 11:00 a.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

(b)      All computations of interest at the Post-Default Rate and all computations of Yield, fees and other Borrower Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

(c)      Except as otherwise expressly provided in this Agreement, upon receipt of funds deposited into the Agent’s Account, the Agent shall distribute such funds, first to the Lenders and the Secondary Lenders in payment in full of all accrued and unpaid Yield owing to the Lenders and Secondary Lenders, second to the Lender, the Secondary Lenders or the Agent in payment of any other fees or other amounts owed by the Borrower to the Lenders, the Secondary Lenders and the Agent under this Agreement and the other Program Documents (other than in respect of the principal amount of the Advances), third to the payment of the principal amount of the Advances, and fourth to the Secured Parties on a pro rata basis in accordance with the amounts owed to each such Person.

(d)      During the continuance of an Event of Default all payments in respect of the Borrower Obligations, payable by or on behalf of the Borrower, including all Proceeds resulting from the sale or disposition of the Pledged Collateral shall be remitted to the Agent’s Account and applied in accordance with Section 7.03(a).

SECTION 2.15. Ratable Payments.

If any Secondary Lender or Lender (other than a Conduit Lender), whether by set-off, bankers’ lien, counterclaim or otherwise, has payment made to it with respect to any Borrower Obligations owing to it in a greater proportion than that received by any other Lender or Secondary Lender entitled to receive a ratable share of such payments, such Lender or Secondary Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the unpaid Borrower Obligations held by the other Lenders and Secondary Lenders so that after such purchase each Lender and Secondary Lender will hold its ratable proportion of such unpaid Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secondary Lender or Lender, as the case may be, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 2.16. Borrower’s Obligations Absolute.

The Borrower’s obligations under this Agreement and under the other Program Documents shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, the Adviser or any other Person may have or have had against any Secured Party or any other Person.

SECTION 2.17. Right of Set-off.

If an Event of Default shall have occurred and be continuing, the Conduit Lender and each Secondary Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Conduit Lender or such Secondary Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Borrower Obligations now or hereafter existing to the Conduit Lender or such Secondary Lender, as the case may be, irrespective of whether or not the Conduit Lender or such Secondary Lender shall have made any demand under this Agreement or any other Program Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of the Conduit Lender or such Secondary Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Conduit Lender and each Secondary Lender and its respective Affiliates under this Section 2.17 are in addition to other rights and remedies (including other rights of set-off) that the Conduit Lender and such Secondary Lender or its respective Affiliates may have. The Conduit Lender and each Secondary Lender agrees to notify the Borrower and the Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 2.18. Non-Receipt of Funds by the Agent.

(a) If the Agent shall have received notice in accordance with Section 2.02 that the Conduit Lender has declined to make any proposed Advance, then unless the Agent shall have received notice from a Secondary Lender prior to an applicable Borrowing Date that such Secondary Lender will not make available to the Agent such Secondary Lender’s share of the Requested Amount to be funded on such Borrowing Date, the Agent may assume that such Secondary Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Secondary Lender has not in fact made its share of the applicable borrowing available to the Agent, then the applicable Secondary Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Secondary Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the Assignee Rate. If the Borrower and such Secondary Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Secondary Lender pays its share of the applicable borrowing to the Agent, then the amount so paid shall constitute such Secondary Lender’s Advance included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Secondary Lender that shall have failed to make such payment to the Agent.

(b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Secondary Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Secondary Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Secondary Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Secondary Lender, with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement.

The effectiveness of this Agreement and the Conduit Lender’s and the Secondary Lenders’ obligations hereunder shall be subject to the conditions precedent that the Agent shall have received on or before the initial Borrowing Date the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to the Agent in sufficient copies for the Conduit Lender and the Secondary Lenders:

(a) each of the Program Documents (other than any Loan Documents) duly executed and delivered by the parties thereto, which shall be in full force and effect;

(b) the Prospectus, as in effect on the Closing Date;

(c)       the signed opinions of counsel to the Borrower and the Adviser addressed to the Agent, the Conduit Lender and each Secondary Lender as to such matters as the Agent, the Conduit Lender and each Secondary Lender shall have reasonably requested;

(d)       if requested by the Conduit Lender or any Secondary Lender pursuant to Section 2.03 on or prior to the Closing Date, an Advance Note duly executed and completed by the Borrower to such Conduit Lender or the Secondary Lender, as applicable;

(e)       all Governmental Authorizations, Private Authorizations and Governmental Filings, if any, which may be required in connection with the transactions contemplated by the Program Documents;

(f)       a certificate of a Responsible Officer of each of the Borrower and the Adviser certifying (i) as to its certificate of incorporation or declaration of trust, as applicable and by-laws, (ii) as to the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement and the other Program Documents to which it is a party (other than any loan Documents) and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Program Documents (other than any loan Documents) to which it is a party are true and correct, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents (other than any Loan Documents) to which it is a party and of each of its Responsible Officers for purposes of this Agreement;

(g)       copies of proper financing statements under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests in the Pledged Collateral contemplated by this Agreement;

(h) copies of proper financing statements necessary to release all security interests and other rights of any Person in the Assets of the Borrower previously granted by the Borrower;

(i)       completed requests for information, dated on or before the date of such initial Advance, listing the financing statements referred to in clause (h) above and all other effective financing statements filed in the jurisdictions referred to in subsection (g) above that name the Borrower (under its present name and any previous name) as debtor, together with copies of such other financing statements (none of which shall cover any Assets of the Borrower);

(j)       a pro-forma Investor Report, which shall evidence compliance with the terms of the Program Documents (other than the Loan Documents), including compliance with the Borrowing Base Test and the Asset Coverage Test, after giving effect to the initial borrowing of Advances under this Agreement;

(k)       the fees to be received by it on or prior to the Closing Date under the Fee Letter; and

(l)       such other instruments, certificates and documents from the Borrower and the Adviser as the Agent shall have reasonably requested, all in form and substance satisfactory to the Agent.

SECTION 3.02. Conditions Precedent to All Advances.

The obligation of the Conduit Lender and the Secondary Lenders to make any Advance (including the initial Advance) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

(a)       each of the representations and warranties of the Borrower, the Custodian and the Adviser contained in this Agreement, the Control Agreement, the Letter Agreement and the other Program Documents shall be true and correct as of such date (except to the extent such representations and warranties expressly relate to an earlier date) and shall continue to be true immediately after giving effect to such Advance;

(b)       no Default or Event of Default shall have occurred and be continuing at or prior to the time of the making of such Advance or shall result from the making of such Advance;

(c)       the conditions precedent set forth in Section 3.01 shall have been fully satisfied;

(d)       immediately after giving effect to such Advance and all other Advances to be made on such date the Borrower shall be in full compliance with each of the Borrowing Base Test and the Asset Coverage Test;

(e)       immediately after the making of any such Advance and all other Advances to be made on such date, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment;

(f)       the Agent shall have received a pro-forma Investor Report, which shall evidence compliance with the terms of this Agreement after giving effect to all borrowings on such Borrowing Date;

(g) [INTENTIONALLY OMITTED];

(h) [INTENTIONALLY OMITTED]; and

(i) the Agent shall have received such other instruments, certificates and documents as the Agent shall have reasonably requested.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.

The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date, each Borrowing Date and each date that any Asset is credited to or removed from the Collateral Account (and in respect of clause (l) below, each date such information is provided), as follows:

(a)       Due Organization. The Borrower is a voluntary association with the transferable shares of beneficial interests, commonly referred to as a “Massachusetts business trust”, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Program Documents to which it is a party.

(b)       Due Qualification and Good Standing. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets and properties, including, without limitation, the performance of its obligations under this Agreement and the other Program Documents to which it is a party, requires such qualification, except to the extent that the failure to be so qualified in the aggregate could not reasonably be expected to give rise to a Material Adverse Effect.

(c)       Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under the Program Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by the Borrower and have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)       Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, the other Program Documents to which it is a party, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Declaration of Trust, By-Laws or other organizational documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any contractual restriction binding on or affecting the Borrower or any of its Assets, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its Assets, (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (iv) result in any Adverse Claim upon any Asset of the Borrower.

(e)       Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement, the other Program Documents to which it is a party and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by the Borrower of, or the performance of its obligations under this Agreement and the other Program Documents.

(f)       Security Interest. This Agreement and the Control Agreement and the actions required to be taken pursuant to the terms hereof and thereof are, and at all times shall be, effective to create and perfect in the Agent for the benefit of the Secured Parties a first priority perfected security interest in the Pledged Collateral (subject to (i) the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(p) and (ii) the Lien of a counterparty to a Derivatives Transaction with respect to the Derivatives Collateral to the extent permitted by Section 5.02(s)) free and clear of all Adverse Claims. Further, on and as of the Closing Date, each Borrowing Date and each date that any Asset is credited to or removed from the Collateral Account, the Borrower represents and warrants as to itself that each remittance of Borrower Obligations by the Borrower to the Secured Parties under or in connection with this Agreement shall be (i) a payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower, and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(g)       Borrowing Base Eligible Assets, Adverse Claims, Etc. The Borrower owns each Borrowing Base Eligible Asset free and clear of Adverse Claims and the Agent has a first priority perfected security interest in the Pledged Collateral (subject to (i) the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(p) and (ii) the Lien of a counterparty to a Derivatives Transaction with respect to the Derivatives Collateral to the extent permitted by Section 5.02(s)) free and clear of all Adverse Claims and no actions, except as have been taken, are necessary or advisable to perfect or protect such security interest free and clear of Adverse Claims.

(h)       No Financing Statement. No effective financing statements or other instruments similar in effect covering any Asset of the Borrower are on file in any recording office, except those filed in favor of the Agent pursuant to this Agreement.

(i)       Principal Office; Organization. The Borrower’s principal place of business and chief executive office is at the addresses referred to in Section 9.02, the Borrower’s jurisdiction of organization is the Commonwealth of Massachusetts and the Borrower has not transacted any business under any name other than “Nuveen Floating Rate Income Opportunity Fund”. The state of the principal residence of each Trustee is accurately set forth on Schedule IV, as the same may be amended from time to time by notice to the Agent pursuant to Section 5.02(d).

(j)       Pending Litigation or Other Proceeding. There are no pending or, to the best of the Borrower’s knowledge, threatened investigations, actions, suits or proceedings involving the Borrower which could give rise to a reasonable possibility of a Material Adverse Effect.

(k)       Investment Company Act, Etc. The Borrower is and will continue to be registered as a closed-end management investment company as such term is used in the Investment Company Act and is in full compliance with the Investment Company Act and the Investment Policies and Restrictions.

(l)       Information and Reports. The Prospectus, each Investor Report, each Notice of Borrowing and all other written information, reports, certificates and statements (with respect to which, other than the Investor Report and each Notice of Borrowing, shall be taken as a whole) provided by or on behalf of the Borrower or the Adviser to any Secured Party for purposes of or in connection with this Agreement, the other Program Documents or the transactions contemplated hereby or thereby is, and all such information hereafter provided by or on behalf of the Borrower or the Adviser to any Secured Party is and will be true, correct and complete in all material respects on the date such information is stated or certified and as of the date such information is stated or certified no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect under the circumstances in which they were made when considered in its entirety.

(m)       Applicable Law. The Borrower is in full compliance with all Applicable Law, including, without limitation, the Securities Act and the Investment Company Act, including the rules and regulations promulgated thereunder, except where the failure to so comply could not reasonably be expected to give rise to a Material Adverse Effect.

(n)       ERISA. The Borrower is not now nor has during the past five years been a member of an ERISA Group and does not have nor during the past five years had any liability or obligation with respect to any Plan, Multiemployer Plan or Benefit Arrangement.

(o)       No Default or Event of Default. No Default or Event of Default has occurred and is continuing and on each Borrowing Date and immediately after the making of each Advance each of the conditions precedent to the making of Advances set forth in Section 3.02 are fully satisfied.

(p)       Borrowing Base Test; 263% Asset Coverage Test, Asset Coverage Test, Etc. The Borrowing Base Test and the 263% Asset Coverage Test are fully satisfied, and the Borrowing Base Test and the Asset Coverage Test will be fully satisfied on each Borrowing Date and immediately after the making of each Advance; provided, that if on any date this representation is made (other than a Borrowing Date) the Borrower is in full compliance with the requirements set forth in clauses (b) and (c) of Section 2.05, the Borrower shall be deemed to be in compliance with this clause (p) as of such date.

(q)       Internal Revenue Code. The Borrower will qualify as a “regulated investment company” within the meaning of the Code, and will take all actions necessary to avoid having any more than a de minimis amount of its annual income subject to United States federal income or excise taxation.

(r)       Taxes. The Borrower has filed all United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and the non-payment of which could otherwise not give rise to a reasonable possibility of a Material Adverse Effect and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

(s)       Financial Condition. The statement of assets and liabilities of the Borrower as at July 31, 2007, certified by Ernst & Young LLP, certified public accountants, fairly present in conformity with GAAP the financial position of the Borrower at such date and since such date there has been no material adverse change in the business, financial position or results of operations of the Borrower.

(t)       Regulations T, U and X. Neither the making of any Advance nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

(u)       The Borrower is not a “covered fund” (as defined in Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and §___.10(b) of the rules adopted thereunder) as a result of the exclusion for investment companies registered under Section 8 of the Investment Company Act, as amended, provided under §___.10(c)(12)(i) of the rules adopted thereunder.

(v)       Each Advance made by a Conduit Lender pursuant to and in accordance with this Agreement shall constitute an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act as in effect on November 30, 2015.

ARTICLE V

COVENANTS

SECTION 5.01. Affirmative Covenants of the Borrower.

The Borrower covenants and agrees that it shall:

(a)       Compliance with Agreements, Laws, Etc. (i) Duly observe, comply with and conform to all requirements of Applicable Law relative to the conduct of its business or to its Assets, including without limitation the Investment Company Act, except where the failure to so observe, comply or conform could not reasonably be expected to give rise to a Material Adverse Effect, (ii) preserve and keep in full force and effect the legal existence of the Borrower and the rights, privileges, qualifications and franchises of the Borrower, (iii) comply with the terms and conditions of each Program Document to which it is a party, and (iv) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by the Borrower under this Agreement and the other Program Documents, except where the failure to so obtain, maintain or keep in full force and effect could not reasonably be expected to give rise to a Material Adverse Effect.

(b)       Taxes. Cause to be computed, paid and discharged when due all taxes, assessments and other governmental charges or levies imposed upon it, or upon any income or Assets of the Borrower, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP and the non-payment of which could not otherwise give rise to a reasonable possibility of a Material Adverse Effect.

(c)       Further Assurances. Promptly, at its expense, execute and deliver such further instruments and take such further action in order to (i) establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties including, without limitation, all such actions which are necessary or advisable to maintain and protect the Agent’s first priority perfected security interest in the Pledged Collateral (other than the Derivatives Collateral to the extent that such perfected security interest is subordinate to the security interest of the counterparty to the related Derivatives Transaction) for the benefit of the Secured Parties free and clear of Adverse Claims (including, without limitation, take or cause to take any actions required under the laws of the jurisdiction in which any assets are held by a foreign sub-custodian), (ii) enable the Secured Parties to enforce their rights and remedies under the Program Documents, including, without limitation, to do all things necessary at the request of the Agent during the continuance of an Event of Default to have each Loan Asset which constitutes Pledged Collateral and the related Loan Documents assigned to the Agent or its designee, and (iii) effectuate the intent and purpose of, and to carry out the terms of, the Program Documents.

(d)       Continued Existence. Keep the Commonwealth of Massachusetts as its jurisdiction of organization and keep its principal place of business and chief executive office at the address of the Borrower set forth in Section 9.02 or, upon thirty (30) days’ prior written notice to the Agent, in any other jurisdiction of organization or at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the Agent’s first priority perfected security interest in the Pledged Collateral (other than the Derivatives Collateral to the extent that such perfected security interest is subordinate to the security interest of the counterparty to the related Derivatives Transaction) have been taken and completed; and provide the Agent with thirty (30) days’ prior notice of, and an amended Schedule IV reflecting, (i) any change in the state of the principal residence of any Trustee or (ii) the election, appointment or qualification of any Person as a Trustee pursuant to the Declaration of Trust after the Closing Date and the state of the principal residence of such Person, and promptly take all actions reasonably necessary in connection therewith to protect and perfect the Agent’s first priority, perfected security interest in the Pledged Collateral (other than the Derivatives Collateral to the extent that such perfected security interest is subordinate to the security interest of the counterparty to the related Derivatives Transaction).

(e)       Financial Statement; Accountants’ Reports; Other Information. Provide to the Agent (with enough additional copies for the Conduit Lender and each Secondary Lender):

(i)       as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, and statements of operations and of changes in net assets of the Borrower for such fiscal year, and a portfolio of investments as of the end of such fiscal year, with an audit report thereon issued by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing, together with the comparable report for the prior fiscal year;

(ii)       as soon as available and in any event within sixty (60) days after the end of each first semi-annual fiscal period of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such period, a statement of operations and of changes in net assets of the Borrower for such period, and a portfolio of investments as of the end of such period, all in reasonable detail and stating in comparative form the respective figures for the comparable period in the preceding year, prepared in accordance with GAAP, consistently applied and all certified (subject to normal year-end adjustment) as to fairness of presentation in all material respects by a Responsible Officer of the Borrower;

(iii)       as soon as available, and in any event within sixty (60) days after the end of the first and third fiscal quarters of the Borrower’s fiscal years, the unaudited quarterly report submitted to the Borrower’s Board of Trustees, which report shall include, without limitation, a portfolio of investments, a statement of assets and liabilities and a statement of income of the Borrower for such fiscal quarter;

(iv)       simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a statement of either the firm of independent public accountants which reported on such statements or a Responsible Officer to the effect that nothing has come to its attention to cause it to believe that any Default or Event of Default existed on the date of such statements;

(v)       as soon as possible, and in any event within two (2) Business Days of the occurrence of any Default or Event of Default of which a Responsible Officer is aware, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(vi)       as soon as possible, and in any event within two (2) Business Days, after the Borrower has knowledge of any failure by the Custodian to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement which failure gives rise to a reasonable possibility of a Material Adverse Effect, written notice thereof executed by a Responsible Officer of the Borrower;

(vii)       promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(viii)     promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form N-2 or its equivalent) and annual and semi-annual reports which the Borrower shall have filed with the SEC;

(ix)       from time to time upon the request of the Agent, the Borrower shall, or shall cause the Custodian to deliver a report identifying the locations of any Pledged Collateral which is in the possession of or is maintained in securities accounts with an agent or sub-custodian of the Custodian which report shall specify the Pledged Collateral held by each such agent or sub-custodian;

(x)       an Investor Report substantially in the form of Schedule I hereto, together with a certificate of a Responsible Officer of the Borrower in substantially the form of Annex A thereto, (x) on any Business Day upon the reasonable request of the Agent, with respect to the period from the last day covered under the Investor Report most recently delivered through and including the immediately preceding Business Day (which may be daily), (y) except to the extent an Investor Report is provided pursuant to clause (z) below during such calendar week, on the Wednesday of each calendar week, with respect to the immediately preceding week; provided that if such Wednesday is not a Business Day, the immediately succeeding Business Day, and (z) on or before the fourth (4th) Business Day of each calendar month, with respect to the immediately preceding calendar month;

(xi)       promptly upon its receipt of and contemporaneously with its giving of any notice relating to the termination of the Custodial Agreement or the Control Agreement, copies of any such notice;

(xii)       prior to the issuance by the Borrower of any preferred shares (including any auction rate preferred shares) after the Closing Date, notice of such issuance which notice shall include the offering materials to be used in connection with the issuance of such preferred shares;

(xiii)       prompt notice of any amendment or modification to the Investment Policies and Restrictions which notice shall include, in reasonable detail, a description of any such change; and

(xiv)       from time to time such additional information regarding the financial position or business of the Borrower as the Agent may reasonably request.

(f)       Maintenance of Insurance. Maintain in force with financially sound and reputable insurers, policies against such risks and contingencies and in such amounts as are customary in the case of closed-end funds engaged in similar lines of business of comparable size and financial strength and as may be required by the Investment Company Act.

(g)       Maintenance of Business. Remain at all times a closed-end investment company for the purposes of the Investment Company Act and continue to engage in business of the same general type as now conducted by the Borrower, and will preserve, renew and keep in full force and effect its existence and rights, privileges and franchises necessary or desirable in the normal conduct of business and will at all times remain registered under the Investment Company Act.

(h)       Audits. Annually (or more frequently as the Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a

Default or an Event of Default) and at the sole cost and expense of the Borrower (i) cause an independent nationally recognized accounting firm selected by the Borrower and reasonably satisfactory to the Agent, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Program Document (including, without limitation, the Adviser) and examine and audit the books, records and accounts of the Borrower and such other Person relating to its business, financial condition, operations and the Borrower’s and such other Person’s performance under the Program Documents, (ii) permit such accounting firm to discuss the Borrower’s and such other Person’s affairs and finances with the officers, partners, employees and accountants of any of them, (iii) cause such accounting firm to provide to the Agent, for itself and as agent for the Secured Parties, with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Agent, for itself and as agent for the Secured Parties, and (iv) authorize such accounting firm to discuss such affairs, finances and performance with representatives of the Agent and its designees.

(i)       Access to Records. Permit the Agent or any Person designated by the Agent to, upon reasonable advance notice and during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Program Documents (including, without limitation, the Adviser) books, records and accounts relating to its business, financial condition, operations, Assets and its performance under the Program Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, all as often as the Agent may reasonably request.

(j)       Investment Policies and Restrictions. At all times be in compliance in all material respects with Investment Policies and Restrictions and maintain necessary liquidity to meet its obligations to fund future advances or other extensions of credit under the Loan Documents relating to its Loan Assets.

(k)       Defense of Secured Parties’ Interest. Defend each of the Secured Parties’ right and interest in, to and under the Pledged Collateral (other than the Derivatives Collateral) against all Adverse Claims of all Persons whomsoever.

(l)       Custody and Control. At all times cause all of its Assets (including all investments, if any, evidencing the same and all Loan Documents) to constitute Pledged Collateral and to be (i) custodied with the Custodian pursuant to the Custodial Agreement, and (ii) subject to the Custodian’s control and custody in accordance with the Custodial Agreement and the Control Agreement; provided, that if such Asset is a Loan Asset and concurrently with any request to register such Loan Asset in the name of the Borrower, the Borrower shall deliver instructions to all Selling Institutions, Transaction Agents and Obligors related to such Loan Asset requiring that any instrument evidencing such Loan Asset be delivered to the Custodian. At all times cause all Loan Documents (other than Specified Loan Documents) to be held at the addresses set forth on Schedule II or, such other location as the Borrower shall designate upon twenty (20) day’s prior written notice to the Agent.

(m)       Notice of Litigation or Other Proceedings. Promptly give notice in writing to the Agent of all litigation, arbitration proceedings and regulatory proceedings affecting the Borrower or the Assets of the Borrower, except such proceedings which could not give rise to a reasonable possibility of a Material Adverse Effect.

(n)       Maintenance of Books of Record and Account. Keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with the requirements of the SEC or under the Investment Company Act.

(o)       Proceeds of Pledged Collateral. Cause all Proceeds of the Pledged Collateral to be remitted to the Collateral Account if a Default or Event of Default shall be continuing or would occur as a result of the failure to so remit such Proceeds.

(p)       Use of Proceeds. Use the net proceeds of any Advance made hereunder solely in the ordinary course of its business or financial affairs for the purpose of (i) purchasing Assets (other than any Asset which constitutes real property or a direct interest therein), (ii) paying principal and Yield in respect of outstanding Advances, or (iii) for general corporate purposes.

(q)       Investment Adviser. At all times maintain the Adviser or an Eligible Successor Adviser as the Borrower’s investment adviser.

SECTION 5.02. Negative Covenants of the Borrower.

The Borrower covenants and agrees that the Borrower shall not:

(a)       Impairment of Rights. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Program Document.

(b)       Prospectus and Investment Policies and Restrictions. Purchase any Assets or engage in any line of business not contemplated by the Prospectus or the Investment Policies and Restrictions in effect on the Closing Date, as such Investment Policies may be subsequently amended by the Borrower’s Board of Trustees in accordance with the terms of this Agreement (and which would not necessarily be disclosed in a Prospectus).

(c)       Creation of Debt. Create, assume or suffer to exist any Debt, any contingent liability or any Guarantee, except for Permitted Debt.

(d)       Mergers; Sale of Assets. Adopt or carry out any plan of liquidation, partial liquidation, reorganization, incorporation, recapitalization, merger or consolidation nor sell, transfer or otherwise dispose of all or any substantial portion of its Assets (whether in one transaction or a series of transactions), without the prior written consent of the Agent.

(e)       Advances and Extensions of Credit. Make any payment or make any advance or other extension of credit except in the ordinary course of the Borrower’s business and as expressly contemplated by the Investment Policies and Restrictions.

(f)       Custodial Agreement and Advisory Agreement. Permit or consent to a change of the Custodian without the prior written consent of the Agent. Permit or consent to any material amendment, modification or waiver of the Custodial Agreement, unless the Borrower has delivered to the Agent a certificate of a Responsible Officer of the Borrower certifying that such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect. Permit or cause the Advisory Agreement in effect on October 1, 2014 or any replacement advisory agreement approved of in writing by the Agent to be terminated unless a replacement investment management agreement has been entered into with an Eligible Successor Adviser which is substantially similar in all material respects to the Advisory Agreement in effect immediately prior to any such termination. Without the prior written consent of the Agent, permit or cause the Advisory Agreement in effect on October 1, 2014 or any replacement agreement approved of in writing by the Agent to be amended, waived or otherwise modified in a manner that could reasonably be expected to give rise to a Material Adverse Effect.

(g)       Amendments to Organizational Documents. Amend, terminate, supplement or otherwise modify in any material respect its Declaration of Trust, By-Laws or other organizational documents, other than pursuant to the VRTP Statement of Preferences relating to the issuance of VRTP Shares.

(h)       ERISA. Become a member of an ERISA Group or incur any liability or obligation with respect to Plan, Multiemployer Plan or any Benefit Arrangement.

(i)       Investment Policies and Restrictions; NAV; Industry Classes. Without the prior written consent of the Agent, (i) make or permit any material change in the Investment Policies and Restrictions in effect on the Closing Date, unless required by a change in applicable law, (ii) make or permit any material change in the manner of computation by the Borrower of NAV unless required by a change in applicable law, (iii) make or permit any change in the fundamental investment objectives, policies and restrictions (as such term is defined in the Investment Company Act) of the Borrower, or (iv) make or permit any change in any Industry Class set forth on Schedule III hereto.

(j)       Liens. Create, assume or suffer to exist any Adverse Claim on any Asset now owned or hereafter acquired by it (including without limitation the Pledged Collateral).

(k)       Senior Securities. Issue any “senior securities”, as such term is defined and used in the Investment Company Act other than Permitted Senior Securities.

(l)       Margin Requirements. Extend credit to others for the purpose of buying or carrying any “margin stock” in such a manner as to violate Regulation T, Regulation U or Regulation X or use the proceeds of any Advance to purchase or carry Margin Stock or, without limiting the foregoing, have more than twenty percent (20%) of its total Assets constitute Margin Stock.

(m)       Restricted Payments. Make any Restricted Payment (other than Restricted Payments in connection with a VRTP Mandatory Redemption Event) (i) if immediately after giving effect to such payment the Borrower will not be in full compliance with the Borrowing Base Test and the 263% Asset Coverage Test, (ii) if any Default or Event of Default shall result from the making of such Restricted payment, (iii) if any Default of the type specified in Section 6.01(f) shall be continuing with respect to the Borrower, or (iv) if any Event of Default shall be continuing.

(n)       VRTP Mandatory Redemption Event, Restricted Payments. Make any Restricted Payment in connection with a VRTP Mandatory Redemption Event unless (i) immediately after giving effect to such payment the Borrower will be in full compliance with the Borrowing Base Test and the 263% Asset Coverage Test and the Agent shall have received a Pro Forma Investor Report, which shall evidence compliance therewith , (ii) no Default or Event of Default shall result from the making of such Restricted Payment; unless, with respect to subparagraphs (i) and (ii) hereof, (a) if such noncompliance or Default or Event of Default can be prevented from occurring prior to the making of such Restricted Payment by the prepayment of Advances or the delivery of additional Pledged Collateral, prior to making such Restricted Payment, the Borrower has prepaid Advances or provided such additional Pledged Collateral in an amount sufficient to prevent such noncompliance or Default or Event or Default from occurring upon such Restricted Payment being made, and (b) if such noncompliance or Default or Event of Default can not be prevented by the prepayment of Advances or delivery of additional Pledged Collateral prior to the making of such restricted Payment, then the Borrower shall have repaid all Borrower Obligations, the Total Commitment shall have been terminated and the Program Termination Date shall have occurred, and (iii) no Default or Event of Default of the type specified in Section 6.01(f) shall be continuing with respect to the Borrower.

(o)       Name Change. Change its name (i) without giving the Agent at least thirty (30) days prior written notice, and (ii) unless all actions necessary and appropriate to protect and perfect the Secured Parties’ first priority perfected security interest in the Pledged Collateral (other than the Derivatives Collateral to the extent that such perfected security interest is subordinate to the security interest of the counterparty to the related Derivatives Transaction) have been taken and completed.

(p)       Custodian’s Overdraft Advances. Permit the Aggregate Custodian’s Advance Amount to at any time exceed $10,000,000.

(q)       Pledged Collateral; Notice of Exclusive Control. Without the prior written consent of the Agent, sell, dispose of or substitute any Pledged Collateral or originate any entitlement orders or other instructions with respect to any Pledged Collateral unless immediately following any such sale, disposition or substitution the Borrower will be in full compliance with the Borrowing Base Test. After the Borrower has received written notice of delivery by the Agent to the Custodian of a Notice of Exclusive Control, unless such Notice of Exclusive Control is revoked in writing by the Agent, give any instruction to the Custodian in respect of the Pledged Collateral without the prior written consent of the Agent.

(r)       Subsidiaries. The Borrower shall not establish any Subsidiaries without the prior written consent of the Agent.

(s)       Derivatives Collateral. Permit any Asset in the Collateral Account to be removed from the Collateral Account and pledged as Derivatives Collateral, if immediately after giving effect thereto (i) a Default or Event of Default would be continuing or would result therefrom, (ii) the Borrower would not be in full compliance with the Borrowing Base Test and the 263% Asset Coverage Test, or (iii) the Derivatives Collateral Amount would exceed an amount equal to 2.25% of the aggregate Asset Value of all of the Borrower’s Assets.

(t)       Excluded Property. Permit any Asset in the Collateral Account to be removed from the Collateral Account and segregated as Excluded Property pursuant to the requirements of Release 10666, if immediately after giving effect thereto (i) a Default or Event of Default would be continuing or would result therefrom, (ii) the Borrower would not be in full compliance with the Borrowing Base Test or the 263% Asset Coverage Test, or (iii) the aggregate Asset Value of all of the Assets of the Borrower which constitute Excluded Property would exceed an amount equal to 2.50% of the aggregate Asset Value of all of the Borrower’s Assets.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default.

If any of the following events (each an “Event of Default”) shall occur:

(a)       the Borrower shall fail to make or cause to be made in the manner and when due (i) any payment of principal to be made or to be caused to be made by it under this Agreement or any other Program Document to which it is a party and such failure shall continue for one (1) Business Day, or (ii) any payment of interest, fees or other deposit to be made or caused to be made by it under this Agreement or any other Program Document and such failure shall continue for three (3) Business Days; or

(b)       the Borrower shall fail to comply with clauses (b), (c) or (d) of Section 2.05, clauses (g) or (l) of Section 5.01 or clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (k), (l), (m) or (n) of Section 5.02 or the Adviser shall fail to comply with the Letter Agreement; or

(c)       the Borrower, the Adviser or the Custodian shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement or any other Program Document and such failure shall continue for thirty (30) days; or

(d)       any representation or warranty made or deemed made by the Borrower, the Adviser or the Custodian under or in connection with this Agreement, the Control Agreement, the Letter Agreement or any other certificate, information or report delivered by or on behalf of the Borrower, the Adviser or the Custodian in connection therewith shall have been false or incorrect when made or deemed made or delivered or any representation or warranty made or deemed made by the Borrower, the Adviser or the Custodian in any other Program Document to which it is a party or any certificate, information or report delivered by or on behalf of the Borrower, the Adviser or the Custodian in connection therewith shall be false or incorrect in any material respect when made or deemed made or delivered; or

(e)       the Agent shall for any reason cease to have a valid and perfected first priority security interest in the Pledged Collateral (subject to (i) the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(p) and (ii) the Lien of a counterparty to a Derivatives Transaction with respect to the Derivatives Collateral to the extent permitted by Section 5.02(s)) free and clear of all Adverse Claims or the Custodian, as collateral agent and/or securities intermediary under the Control Agreement, shall not have custody and control, as contemplated by the Control Agreement, of the Pledged Collateral (other than the Derivatives Collateral); or

(f)       the Borrower, the Adviser, the Parent or the Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Adviser, the Parent or the Custodian seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, the Adviser, the Parent or the Custodian shall take any corporate action to authorize any of the actions set forth above in this subsection; provided, however, that the occurrence of any event set forth in this clause (f) in respect of the Custodian shall not constitute an Event of Default if, prior to the day which is twenty (20) days after the Borrower has actual knowledge of circumstances which give rise to such event, a successor custodian, reasonably satisfactory to the Agent, shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Agent shall have received such certificates and opinions as it shall have reasonably requested; or

(g)       any material provision of any Program Document (other than any Loan Document) shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms or any party thereto (other than a Secured Party) shall so assert in writing; or

(h)       any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders shall aggregate to $5,000,000 or more, and (ii) enforcement actions have been commenced with respect thereto and have not been dismissed for thirty (30) days or more; or

(i)       either (1) State Street Bank and Trust Company (or any successor approved of in writing by the Agent) shall at any time cease to serve as Custodian under the Custodial Agreement or the Control Agreement, unless a successor thereto satisfactory to the Agent shall have assumed the duties of Custodian thereunder and in accordance with the terms of the Program Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of the Custodial Agreement or the Control Agreement; provided, however, that events specified in clause (2) above shall not constitute an Event of Default if prior to the fifth (5th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Agent shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Agent shall have received such certificates and opinions as it shall have reasonably requested; or

(j)       any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $1,000,000 or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

(k)       any change in Law shall be enacted, promulgated or proposed which (i) would limit in any material respect the ability of the Agent, or any Secured Party to foreclose upon its interest in, or in the event of such foreclosure to dispose of, the Pledged Collateral or to be granted the security interest in Pledged Collateral as contemplated by the Program Documents, or (ii) unless such changes have been consented to in writing by the Agent, would require any change to the Investment Policies and Restrictions which in the reasonable opinion of the Agent could materially adversely effect the net asset value of the Borrower, materially increase the credit risk associated with the Assets of the Borrower or otherwise give rise to a reasonable possibility of a Material Adverse Effect; or

(l)       the Adviser shall cease to be a wholly owned direct or indirect subsidiary of the Parent, or Nuveen Fund Advisors, LLC (successor by conversion to Nuveen Fund Advisors, Inc.) or another Eligible Successor Adviser consented to in writing by the Agent which has executed a letter agreement in favor of the Agent on behalf of the Secured Parties substantially identical to the Letter Agreement shall cease to be the Borrower’s investment adviser; or

(m)       the Advisory Agreement in effect on October 1, 2014 shall be (i) amended, waived or otherwise modified in any respect which could reasonably be expected to cause a Material Adverse Effect, or (ii) shall be terminated, in either case without the prior written consent of the Agent; or

(n)       the Adviser shall (i) sell or otherwise dispose of all or a substantial portion of its Assets, (ii) consolidate with or merge into any other entity (other than a Permitted Entity) unless it is the survivor, or (iii) acquire all or substantially all of the assets of another Person unless (a) the assets acquired are less than twenty-five percent (25%) of its assets, or (b) such other Person is an Affiliate of the Parent or the Adviser and such acquisition does not constitute a “change in control” within the meaning of the Investment Company Act, unless in each case the Agent has consented to the same in writing, which consent shall not be unreasonably withheld; or

(o)       the Parent shall (i) sell or otherwise dispose of all or a substantial portion of its Assets, (ii) consolidate with or merge into any other entity unless it is the survivor, or (iii) acquire all or substantially all of the assets of another Person unless the assets acquired are less than twenty-five percent (25%) of its assets, unless in each case the Agent has consented to the same in writing, which consent shall not be unreasonably withheld; or

(p)       as of the last Business Day of any calendar month after the Closing Date, the NAV of the Borrower shall have decreased by twenty-five percent (25%) or more from the NAV of the Borrower as of the last Business Day of the immediately preceding calendar month; or

(q) notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.05, the Borrower shall not be in full compliance with the 263% Asset Coverage Test or the Borrowing Base Test, for fifteen (15) consecutive Business Days;

(r) the Borrower shall not be in full compliance with the Asset Coverage Test on any day that the “asset coverage” (as defined in Section 18(h) of the Investment Company Act) of the Borrower’s “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act) is required to be determined under Section 18 of the Investment Company Act, including, without limitation, on any day that Advances are made under this Agreement or on any day that any other Debt is incurred by the Borrower; or

(s) any VRTP Mandatory Redemption Event shall occur;

then, and in any such event, in addition to all rights and remedies specified in this Agreement, including without limitation, Article VII, and the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Agent may, by notice to the Borrower, declare the Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Termination Date and the Maturity Date shall be deemed to have occurred); provided, that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (f) of this Section 6.01 with respect to the Borrower, the Termination Date and the Maturity Date shall be deemed to have automatically occurred.

ARTICLE VII

PLEDGE OF PLEDGED COLLATERAL;

RIGHTS OF THE AGENT

SECTION 7.01. Security Interests.

In consideration of the Conduit Lender and the Secondary Lenders making and maintaining the Advances, and as collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby pledges (and in the case of all Pledged Collateral other than the Loan Assets), hypothecates, collaterally assigns, transfers, sets over and delivers to the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower’s right, title and interest in, to and under all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, security entitlements, certificates of deposit, goods, letter of credit rights, advances of credit, certificated securities, uncertificated securities, financial assets and investment property, whether now owned or existing or hereafter arising or acquired and wheresoever located and, whether or not included in the foregoing, the following:

(i)      all of the cash, Assets, investments and property from time to time credited to the Collateral Account, including all security entitlements with respect to the Collateral Account and all Loan Assets held by the Custodian for the benefit of the Agent pursuant to the Control Agreement;

(ii)     the Collateral Account (together with all other accounts in which the distributions referred to in clause (iii) below are remitted);

(iii)     all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the assets, investments, property and security entitlements described in clause (i) above, including without limitation the principal payments in respect of such Loan Assets;

(iv)     all rights and remedies of the Borrower under the Loan Documents and the Custodial Agreement in respect of the assets, investments, property and security entitlements described in clause (i) above;

(v)     all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments, property and security entitlements described in clause (i) above;

(vi)     all accounts, contract rights, documents, instruments, securities, investment property, chattel paper, general intangibles (including payment intangibles), inventory, goods, equipment and all other property of every kind and nature, now owned or hereafter acquired in respect of the assets, investments, property and security entitlements described in clause (i) above);

(vii)     all books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the assets, investments, property and security entitlements described in clause (i) above; and

(viii)     all Proceeds of any and all of the foregoing.

The Assets, properties and interests of the Borrower referred to in this Section 7.01 are hereinafter collectively referred to as the “Pledged Collateral”.

Notwithstanding the foregoing, the parties hereto hereby acknowledge that the security interest of the Agent on behalf of the Secured Parties in the Derivatives Collateral is subordinate to the security interest of the counterparty to the related Derivatives Transaction. Notwithstanding the foregoing provisions of this Section 7.01, the Pledged Collateral shall not include any Margin Stock or Excluded Property.

SECTION 7.02. Substitution of Collateral and Release of Security Interest.

(a)     So long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such sale, disposition or substitution and the Borrowing Base Test will be satisfied immediately following such sale, disposition or substitution, the Borrower may originate entitlement orders with respect to the Collateral Account and may sell or dispose of or substitute Pledged Collateral in accordance with the terms of this Agreement and the Control Agreement. The Agent and the Secured Parties acknowledge and agree that upon the sale or disposition of an Asset which constitutes Pledged Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Asset, but not the Proceeds of the sale or disposition of such asset, shall immediately terminate.

(b)      After the Program Termination Date, the Agent at the request of the Borrower shall execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Pledged Collateral. Any and all actions under this Section 7.02 shall be without any recourse to, or representation or warranty by, the Agent or any Secured Party and shall be at the sole cost and expense of the Borrower.

SECTION 7.03. Application of Proceeds.

(a)      After the occurrence and during the continuance of an Event of Default, all amounts remitted to the Agent’s Account in respect of the Borrower Obligations, including without limitation all Proceeds resulting from the sale or other disposition of the Pledged Collateral shall be applied by the Agent in the following order and priority:

First, to the payment of all amounts advanced or expended by the Agent and all costs and expenses incurred by the Agent in connection with the enforcement of the Secured Parties’ rights and remedies under the Program Documents;

Second, to the extent funds are remaining after the above application, to the Lenders and the Secondary Lenders to the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to each Lender and each Secondary Lender;

Third, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all fees payable under the Fee Letter on a pro rata basis according to the amount of such fees owing to each Secured Party;

Fourth, to the extent funds are remaining after the above applications, to the Lenders and the Secondary Lenders to the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to each Lender and each Secondary Lender;

Fifth, to the extent funds are remaining after the above applications, to the Secured Parties and any Affected Person to the payment of all other amounts payable to the Secured Parties pursuant to this Agreement and the other Program Documents on a pro rata basis according to the amounts owed to each Person.

The Agent shall, after the final payment in full of all Advances and all other Borrower Obligations, remit the remaining excess Proceeds which it had received from the sale or disposition of the Pledged Collateral to the Borrower’s Account.

(b)       For purposes of determining the application to be made of such monies and other cash proceeds by the Agent to the Lenders and the Secondary Lenders pursuant to this Section 7.03, the Agent may rely exclusively upon a certificate or other statement of the Lenders or such Secondary Lender, as the case may be, setting forth in reasonable detail the amount then owing to such Lender and such Secondary Lender, as the case may be. The Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this Section 7.03; provided, however, that no application of funds in accordance with any certificate delivered pursuant to this Section 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

SECTION 7.04. Rights and Remedies upon Event of Default.

(a)      The Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law, subject to compliance with all contractual provisions applicable to Pledged Collateral which are required to be complied with by the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent or its designees may (i) deliver a Notice of Exclusive Control to the Custodian; (ii) instruct the Custodian to deliver any or all of the Pledged Collateral and any Loan Documents relating to the Pledged Collateral to the Agent or its designees and otherwise give all instructions and entitlement orders to the Custodian regarding the Pledged Collateral; (iii) sell or otherwise dispose of the Pledged Collateral, all without judicial process or proceedings; (iv) take control of the Proceeds of any such Pledged Collateral; (v) subject to the provisions of the applicable Loan Documents, exercise any consensual or voting rights in respect of the Pledged Collateral; (vi) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Pledged Collateral; (vii) enforce the Borrower’s rights and remedies under the Custodial Agreement with respect to the Pledged Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral; (ix) require that the Borrower and the Custodian immediately take action to liquidate the Assets to pay amounts due and payable in respect of the Borrower Obligations; (x) remove from the Borrower’s, the Adviser’s and their respective agents’ place of business all books, records and documents relating to the Pledged Collateral unless copies thereof shall have been provided to the Agent which copies of such books and records shall thereafter be deemed to be originals thereof; and/or (xi) notify all Selling Institutions, Transaction Agents and Obligors related to the Loan Assets which constitute Pledged Collateral to make payments in respect thereof directly to the Agent’s Account; (xii) at the request of the Agent execute all documents and agreements which are necessary or appropriate to have the Pledged Collateral which constitutes Loan Assets to be assigned to the Agent or its designee; and (xiii) endorse the name of the Borrower upon any items of payment relating to the Pledged Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in Subsections (i) through (xiii) of this Section 7.04(a) the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and without notice to the Borrower. The Agent shall comply in all material respects with any applicable law binding upon it with respect to its sale of the Pledged Collateral, including, without limitation, any obligation to act in a commercially reasonable manner.

(b)      All sums paid or advanced by the Agent in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.

SECTION 7.05. Remedies Cumulative.

Each right, power, and remedy of the Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.06. Enforcement of Remedies under the Custodial Agreement and Loan Documents.

(a)      The Borrower agrees that after the occurrence and during the continuance of a Default or an Event of Default, it shall (i) upon the request of the Agent (and at the Borrower’s own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for the breach by the Custodian of any term, covenant or agreement thereunder relating to or affecting any Pledged Collateral, and (ii) diligently enforce its rights and remedies under the Loan Documents relating to the Pledged Collateral. In enforcing such rights and remedies the Borrower shall exercise the same degree of care that it would exercise if this Agreement had not been entered into; provided, that the Borrower shall not, in enforcing such rights and remedies, settle any claim against the Custodian without the prior written consent of the Agent (which consent shall not be unreasonably withheld).

(b)      The Borrower agrees that to the extent not expressly prohibited by the terms of the related Loan Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Agent promptly forward to the Agent all information and notices which it receives under or in connection with the Loan Documents relating to the Pledged Collateral, and (ii) act and refrain from acting in respect of any request, act, decision or vote under the Loan Documents relating to the Pledged Collateral only in accordance with the direction of the Agent.

ARTICLE VIII

THE AGENT

SECTION 8.01. Authorization and Action.

Each Lender and each of the Secondary Lenders hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Program Documents and the Asset Purchase Agreement as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Program Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Agent shall be read into this Agreement, any other Program Document or the Asset Purchase Agreement or otherwise exist for the Agent. As to any matters not expressly provided for by this Agreement, the other Program Documents or the Asset Purchase Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Secondary Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Program Documents, the Asset Purchase Agreement or Applicable Law. Each Lender and each Secondary Lender agrees that in any instance in which the Program Documents provide that the Agent’s consent may not be unreasonably withheld, provide for the exercise of the Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions to the Agent withhold its consent or exercise its discretion in an unreasonable manner.

SECTION 8.02. Delegation of Duties.

The Agent may execute any of its duties under this Agreement, each other Program Document and the Asset Purchase Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03. Agent’s Reliance, Etc.

The Agent shall not have any duties or obligations except for those expressly set forth in this Agreement and the other Program Documents. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, any of the other Program Documents or the Asset Purchase Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Adviser) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, the other Program Documents or the Asset Purchase Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Program Documents, the Asset Purchase Agreement or any Loan Documents on the part of the Borrower, the Adviser, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower or the Adviser; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents, any Loan Document, the Asset Purchase Agreement or any other instrument or document furnished pursuant hereto or thereto; (v) shall not be subject to any fiduciary or implied duties regardless of whether a Default or Event of Default has occurred and is continuing; (vi) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Program Documents; provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Program Document or applicable law; (vii) shall not, except as expressly set forth herein and in the other Program Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, the Adviser or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity; and (viii) shall incur no liability under or in respect of this Agreement, any other Program Document or the Asset Purchase Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be delivered by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. In the event that the Agent or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Lender or Secondary Lender, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Borrower Obligation hereunder or under any other Program Document by or on behalf of Citibank, N.A. in its capacity as the Agent for the benefit of any Lender or Secondary Lender under any Program Document (other than Citibank or an Affiliate of Citibank) and which is applied in accordance with the Program Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

SECTION 8.04. Indemnification.

Each of the Lenders and the Secondary Lenders agrees to indemnify and hold the Agent harmless (to the extent not reimbursed by or on behalf of the Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any other Program Document or the Asset Purchase Agreement or any action taken or omitted by the Agent under this Agreement, any other Program Document or the Asset Purchase Agreement; provided, that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each of the Lenders and the Secondary Lenders agrees to reimburse the Agent promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) or legal advice in respect of rights or responsibilities under this Agreement, any Asset Purchase Agreement or the other Program Documents, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Each Lender or Secondary Lender shall be obligated to pay its pro rata share of all amounts payable to the Agent under this Section 8.04. As used in this Section 8.04, the term “Pro Rata Share” in respect of any

Lender and each Secondary Lender means the fraction, expressed as a percentage, the numerator of which is the Secondary Lender Commitment of such Secondary Lender and the denominator of which is the Total Commitment.

SECTION 8.05. Successor Agent.

The Agent may, upon thirty (30) days’ notice to the Conduit Lender and the Secondary Lenders, resign as Agent. If the Agent shall resign, then the Lenders during such thirty (30) day period shall appoint from among the Secondary Lenders a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment during such thirty (30) day period, the Agent may appoint a successor agent. Any resignation of the Agent shall be effective upon the appointment of a successor agent pursuant to this Section 8.05 and the acceptance of such appointment by such successor. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder, under any Asset Purchase Agreement and under the other Program Documents and the provisions of this Article VIII and Section 9.04 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement, any Asset Purchase Agreement and under the other Program Documents.

SECTION 8.06. Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Program Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

SECTION 8.07. Non-Reliance on Agent and Other Lenders.

The Conduit Lender and each Secondary Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or Secondary Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Conduit Lender and each Secondary Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or Secondary Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Program Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. No Waiver; Modifications in Writing.

No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Secured Party, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by the Borrower and the Agent. If any Advances made by the Conduit Lender are outstanding, the Agent shall give written notice to S&P prior to the effectiveness of any material amendment or modification of this Agreement or any other Program Document to which the Conduit Lender is a party. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 9.02. Notices, Etc.

Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 9.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to any Conduit Lender:	Citibank, N.A.
1615 Brett Road
Ops Building 3
New Castle, DE 19720
Attention: Global Loans – Conduit Operations
Telephone No.: (302) 323-3125
Email: conduitoperations@citi.com

With a copy to:	c/o Citibank, N.A.
750 Washington Boulevard
Stamford, CT 06901
Attention: Robert Kohl
Telephone No.: (203) 975-6383
Facsimile No.: (914) 274-9038
Email: robert.kohl@citi.com

With a copy to:	Citibank, N.A.
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Junette Earl
Telephone No.: (212) 723-3704
Facsimile No.: (646) 843-3661
Email: junette.m.earl@citi.com

If to the Agent:	Citibank, N.A.
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Junette Earl
Telephone No.: (212) 723-3704
Facsimile No.: (646) 843-3661
Email: junette.m.earl@citi.com

With a copy to:	Citibank, N.A.
750 Washington Boulevard
Stamford, CT 06901
Attention: Robert Kohl
Telephone No. (203) 975-6383
Facsimile No. (914) 274-9038
Email: robert.kohl@citi.com

If to Citibank:	Citibank, N.A.
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Junette Earl
Telephone No.: (212) 723-3704
Facsimile No.: (646) 843-3661
Email: junette.m.earl@citi.com

With a copy to:	Citibank, N.A.
750 Washington Boulevard
Stamford, CT 06901
Attention: Robert Kohl
Telephone No. (203) 975-6383
Facsimile No. (914) 274-9038
Email: robert.kohl@citi.com

If to the Borrower:	Nuveen Floating Rate Income Opportunity Fund
333 West Wacker Drive
Chicago, Illinois 60606
Attention: Bill Meyers, Vrunda Thakkar and Courtney Fowler
Telephone No.: (312) 917-7807, (312) 917-8055,
(312) 917-8239
Facsimile No.: (312) 917-8127
Email: William.Meyers@nuveen.com
Vrunda.Thakkar@nuveen.com
Courtney.Fowler@nuveen.com
With a copy of
Notices of Default and
Notices of Exclusive
Control to:	Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, Illinois 60606
Attention: Kevin McCarthy
Telephone No.: (312) 917-6899
Facsimile No.: (312) 917-7952
Email: Kevin.McCarthy@nuveen.com

SECTION 9.03. Taxes.

(a)      Any and all payments by the Borrower under this Agreement, the Advance Notes or any other Program Document (other than any Loan Document) shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties, (i) United States federal withholding taxes and (ii) income and franchise taxes imposed on it by any taxing Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising out of the execution, delivery or performance of the Program Documents (other than the Loan Documents) or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Advance Note or under any other Program Document (other than any loan Document) to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b)      In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder, under the Advance Notes or under any other Program Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Advance Notes or under any other Program Document (hereinafter referred to as “Other Taxes”).

(c)      The Borrower will indemnify each of the Secured Parties for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.

(d)      Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

(e)      Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 9.03 shall survive the termination of this Agreement and the payment in full of principal and Yield hereunder and under the Advance Notes.

(f)      Each Secured Party shall use reasonable efforts to avoid the imposition of any Taxes for which the Borrower is required to pay additional amounts pursuant to this Section 7.03; provided, however, that such efforts shall not require the Lender to, in its reasonable judgment, incur any economic, legal, regulatory or other disadvantage.

SECTION 9.04. Costs and Expenses; Indemnification.

(a)      The Borrower agrees to promptly pay on demand all costs and expenses of each of the Secured Parties (including, without limitation, the fees and disbursements of counsel

(whether through negotiations, legal proceedings or otherwise)), in connection with the preparation, review, negotiation, reproduction, execution, delivery, administration, modification, amendment, restructuring and enforcement of this Agreement, the Advance Notes or any other Program Document, including, without limitation, the reasonable fees and disbursements of counsel for the Secured Parties (which such counsel may be employees of any Secured Party) with respect thereto and with respect to advising the Secured Parties, as to its rights, remedies and responsibilities under this Agreement, any Asset Purchase Agreement and the other Program Documents, all actuarial fees, UCC filing fees, periodic auditing fees and expenses and all other related fees and expenses.

(b)      In addition, the Borrower shall pay on demand in connection with the transaction contemplated by the Program Documents, the applicable pro-rata costs and expenses of the rating agencies’ rating the Conduit Lender’s commercial paper notes.

(c)      The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the “Liabilities”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any Loan Document, any Asset Purchase Agreement or any other Program Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any Asset Purchase Agreement or any other Program Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower, the Adviser or the Custodian contained in any Program Document; (iii) any representation or warranty made or deemed made by the Borrower, the Adviser or the Custodian, contained in any Program Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower, the Adviser or the Custodian to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Secured Parties a first priority perfected security interest in all of the Pledged Collateral (other than the Derivatives Collateral to the extent such perfected security interest is subordinate to the security interest of the counterparty to the related Derivatives Transaction); (vi) any action or omission, not expressly authorized by the Program Documents, by the Borrower, the Adviser or the Custodian, which has the effect of reducing or impairing the Pledged Collateral or the rights of the Agent or the Secured Parties with respect thereto; (vii) any Default or Event of Default; and (viii) any transactions related to the funding, carrying or repayment of the outstanding principal amount of the Advances in connection with the Program Documents; except to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct.

(d)       Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the termination of this Agreement and the payment in full of principal and Yield on the Advances.

SECTION 9.05. Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

SECTION 9.06. Assignability.

(a)       This Agreement and the Conduit Lender’s rights and obligations herein (including the outstanding Advances) shall be assignable by the Conduit Lender and its successors and assigns to an Eligible Assignee without the prior consent of the Borrower. Each such assignor shall notify the Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Pledged Collateral, furnished to such assignor by or on behalf of the Borrower or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities. Notwithstanding the foregoing, without the consent of the Borrower, the Conduit Lender may, pursuant to the Asset Purchase Agreement or otherwise, sell, assign, transfer and convey all or any portion of the Advances maintained by the Conduit Lender, together with all rights hereunder, under any Asset Purchase Agreement and under the Program Documents in respect thereof, to Citibank and any other bank or financial institution which is also a Secondary Lender. The Borrower hereby agrees and consents to the pledge, assignment and/or granting of a security interest by each Conduit Lender in or of all of its rights under, interest in, title to and obligations under this Agreement and the other Program Documents to its collateral agent or trustee under such Conduit Lender’s commercial paper note program.

(b)       Each Secondary Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall, in any event, not be required if a an Event of Default shall have occurred and be continuing), assign to any Eligible Assignee or to any other Secondary Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by it); provided, that the Borrower’s consent to any such assignment shall not be required if the assignee is an existing Secondary Lender or a U.S. Affiliate of an existing Secondary Lender that is an Eligible Assignee; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent and such Secondary Lender within five (5) Business Days after having received notice thereof. The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. Notwithstanding the foregoing, any Secondary Lender or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of principal and Yield on the

Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower.

(c)       This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

(d)       The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

(e)       The Borrower acknowledges and agrees that the Secondary Lender’s source of funds may derive in part from its participants. Accordingly, references in Sections 2.06, 2.07, 2.08, 9.03 and 9.04 and the other terms and provisions of this Agreement, the Asset Purchase Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Secondary Lenders shall be deemed also to include those of each of its participants; provided that the Borrower shall not be required to reimburse a participant of a Secondary Lender pursuant to Sections 2.06, 2.07, 2.08, 9.03 and 9.04 in an amount in excess of the amount that would have been payable to such Secondary Lender had such participation not been made.

(f)       The Agent shall maintain at its address specified in Section 9.02 or such other address as the Agent shall designate in writing to the Conduit Lender and Secondary Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Secondary Lenders, their Secondary Lender Commitment, effective dates and Secondary Lender Stated Expiration Date, and the aggregate outstanding principal amount of the outstanding Advances made by each Secondary Lender under this Agreement. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Secondary Lenders may treat each person whose name is recorded in the Register as a Secondary Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Secondary Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 9.07. Governing Law.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

SECTION 9.08. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.09. Confidentiality.

(a)       The Borrower agrees that it shall and shall cause each of its Affiliates (i) to keep this Agreement, the Control Agreement, the Fee Letter, the Letter Agreement, the proposal relating to the structure of the facility contemplated by this Agreement and the other Program Documents (other than the Loan Documents), (the “Facility”), any analyses, computer models, information or document prepared by the Agent, Citibank or any of their Affiliates in connection with the Facility, the Agent’s or its Affiliate’s written reports to the Borrower, the Adviser or any of their respective Affiliates and any related written information (collectively, the “Product Information”) confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively, the “Borrower Representatives”) who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the Facility; (ii) to use the Product Information only in connection with the Facility and not for any other purpose; and (iii) to cause the Borrower Representatives to comply with the provisions of this Section 9.09 and to be responsible for any failure of any Borrower Representative to so comply. The Borrower shall not disclose Product Information to any third-party for the purpose of enabling such third-party to provide senior debt to the Borrower.

The provisions of this Section 9.09(a) shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Borrower, the Adviser, any of their respective Affiliates or any Borrower Representative, that was or becomes available to the receiving party on a non-confidential basis from a source that is not known to such receiving party to be subject to confidentiality restrictions with respect to such Product Information, or that is required to be disclosed by applicable law or regulation or is requested by any Authority with jurisdiction over the Borrower, the Adviser, any Borrower Representative or any of their respective Affiliates, it being understood that any such disclosure or filing shall not relieve the Borrower, the Adviser, any of their respective Affiliates or any Borrower Representative of any of its obligations under this Section 9.09(a). Each of the Borrower and the Adviser agree that if any Product Information is required by applicable law or regulation to be included by it in any filing with the SEC or any other Authority it shall, in consultation with the Agent, use its reasonable best efforts to “black-out” all information which is not necessary under applicable law or regulation to be included in such filing which the Agent deems is of a sensitive nature including, without limitation, the Fee Letter or the Investor Report.

(b)       Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower and the Adviser and their respective Affiliates which such Secured Party receives pursuant to the Program Documents (collectively, the “Borrower Information”) confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the “Secured Party Representatives”), to providers of program-wide credit enhancement for the Conduit Lender, to any actual or potential subordinated investor in the Conduit Lender or liquidity provider if such investor or liquidity provider, as the case may be, has signed a confidentiality agreement substantially on the terms of this Section 9.09(b), to any other Person with the prior written consent of the Borrower, and to S&P, Moody’s or any other rating agency that rates the promissory notes of the Conduit Lender which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the Facility; (ii) to use the Borrower Information

only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 9.09(b).

The provisions of this Section 9.09(b) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative, that was or becomes available to the receiving party on a non-confidential basis from a source that is not known to such receiving party to be subject to confidentiality restrictions with respect to such Borrower Information, or that is required to be disclosed by applicable law or regulation or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of its Affiliates.

Notwithstanding the foregoing, the Borrower Information may be disclosed by any Secured Party Representative to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 9.09(b).

(c)       Notwithstanding anything in this Section 9.09 to the contrary, the parties hereto (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the Facility and all materials of any kind (including opinions or other tax analyses) that are provided to it, relating to such tax treatment and tax structure of the Facility.

SECTION 9.10. Merger.

The Program Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

SECTION 9.11. No Proceedings; No Recourse.

Each of the Borrower, the Agent, the Secondary Lenders and each assignee of an Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against the Conduit Lender any proceeding of the type referred to in Section 6.01(f) so long as any commercial paper or other senior indebtedness issued by the Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding. The obligations of the Conduit Lender under and in connection with this Agreement and the other Program Documents are solely the obligations of the Conduit Lender. It is expressly agreed that no recourse shall be had for the payment of any amount owing in respect of this Agreement or any other Program Document or for any other obligation or claim arising out of or based upon this Agreement or any other Program Document, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of the Conduit Lender or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager.

SECTION 9.12. Survival of Representations and Warranties.

All representations and warranties made hereunder, in the other Program Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 9.03, 9.04, 9.09 and 9.11 shall survive the termination of this Agreement.

SECTION 9.13. Loan Documents.

No obligation or liability of the Borrower is intended to be assumed by the Agent or any other Secured Party under or as a result of this Agreement or the other Program Documents, and the transactions contemplated hereby and thereby, including, without limitation, under any Loan Document and, to the maximum extent permitted under provisions of law, the Agent and the other Secured Parties expressly disclaim any such assumption. The Borrower shall indemnify, defend and hold harmless the Agent and the other Secured Parties from any loss, liability or expense incurred as a result of any claim that any such obligation or liability has been so assumed.

If an Event of Default under Section 6.01(f) in respect of the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian, and such notice has not been revoked by the Agent, the Borrower will use its best efforts to obtain and give all necessary consents under all Loan Documents relating to any Pledged Collateral and execute and deliver all agreements and documents which are necessary or appropriate in order to enable the Secured Parties to enforce their rights and remedies hereunder and under the other Program Documents, including without limitation, to permit the Pledged Collateral which constitutes Loan Assets to be assigned to the Agent or its designees. In addition, the Borrower shall pay all assignment fees which are required to be paid pursuant to the Loan Documents relating to the Pledged Collateral in connection with the foregoing. The Agent and the Secured Parties acknowledge that in order to enforce certain of their remedies in respect of the Pledged Collateral which constitutes Loan Assets after the occurrence of an Event of Default, certain provisions of the related Loan Documents may need to be complied with, including provisions requiring the consent of the related Transaction Agent and/or Obligor.

The Agent agrees that if it would be prevented from reviewing any Loan Document relating to an Eligible Debt Security in connection with the exercise of its rights under this Agreement, as a result of any confidentiality agreement entered into by the Borrower in respect thereof, and if its review of such Loan Documents would be permitted if it agrees to maintain the confidentiality of such Loan Documents in accordance with the terms of such confidentiality agreement (each such confidentiality agreement a “Subject Confidentiality Agreement”), the Agent hereby agrees to abide by the terms of such Subject Confidentiality Agreement in respect of such Loan Documents.

SECTION 9.14. Submission to Jurisdiction; Waivers; Etc.

The Borrower hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan in the City of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b)       consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address as may be permitted thereunder;

(d)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court;

(e)       to the fullest extent permitted by applicable law, agrees not to assert, and hereby waives, any claim against any Secured Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Program Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Secured Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Program Documents or the transactions contemplated hereby or thereby; and

(f)       acknowledges and agrees that in addition to any right of setoff, banker’s lien or counterclaim a Secured Party may otherwise have, each Secured Party shall be entitled, at its option, to set-off any amount owing by it to the Borrower or any balances held by it for the account of the Borrower against any Borrower Obligations which are not paid when due.

SECTION 9.15. E-Mail Reports.

Subject to the following terms and conditions the Borrower may, unless otherwise notified to the contrary by the Agent, transmit Investor Reports to the Agent by electronic mail (each an “E-Mail Report”). Each E-Mail Report shall be formatted as the Agent may designate from time to time. Each E-Mail Report shall be sent to the Agent at an electronic mail address designated by the Agent, and the executed “summary sheet” for each E-Mail Report shall be transmitted via facsimile transmission to the Agent at the facsimile numbers specified for the Agent in Section 9.02.

SECTION 9.16. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

SECTION 9.17. Several Obligations.

Except for the commitment of the Secondary Lenders to make Advances if the Conduit Lender has declined to make an Advance to the extent expressly required by Section 2.02, no Lender or Secondary Lender shall be responsible for the failure of any other Lender or Secondary Lender to make any Advance or to perform any obligation on this Agreement, any Asset Purchase Agreement or any other Program Document. The Agent shall not have any liability to the Borrower, any Lender or any Secondary Lender for the Borrower’s, any Lender’s or any Secondary Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement, any Asset Purchase Agreement or any other Program Document. The Agent shall not have any liability to the Borrower, any Lender or any Secondary Lender for the Borrower’s, any Lender’s or any Secondary Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Program Document.

SECTION 9.18. Limitation on Liability.

The Borrower’s Declaration of Trust is on file with the Secretary to the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Borrower by the Borrower’s officers as officers and not individually and the obligations imposed upon the Borrower by this Agreement are not binding upon any of the Borrower’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Borrower.

SECTION 9.19. Patriot Act Notice.

Each of the Lenders hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its subsidiaries, if any, to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NUVEEN FLOATING RATE INCOME
OPPORTUNITY FUND,
as Borrower

By:	/s/
Name:
Title:

CAFCO, LLC,
as Conduit Lender

By:	Citibank, N.A.,
Its Attorney-in-Fact

By:	/s/
Name:
Title:

CHARTA, LLC,
as Conduit Lender

By:	Citibank, N.A.,
Its Attorney-in-Fact

By:	/s/
Name:
Title:

CRC FUNDING, LLC,
as Conduit Lender

By:	Citibank, N.A.,
Its Attorney-in-Fact

By:	/s/
Name:
Title:

CIESCO, LLC,
as Conduit Lender

By:	Citibank, N.A.,
Its Attorney-in-Fact

By:	/s/
Name:
Title:

CITIBANK, N.A.,
as Agent

By:	/s/
Name:
Title:

CITIBANK, N.A.,
as Secondary Lender

By:	/s/
Name:
Title:
Percentage: 100%

SCHEDULE I

FORM OF INVESTOR REPORT

Annex A

to

Schedule I

Investor Report Officer’s Certificate

The undersigned, ______________, [INSERT TITLE] of Nuveen Floating Rate Income Opportunity Fund (the “Borrower”) pursuant to Section 5.01(e) of that certain Revolving Credit and Security Agreement, dated as of May 16, 2008 (the “Credit Agreement”) among the Borrower, CHARTA, LLC, Citibank, N.A., the other banks and financial institutions parties thereto and Citibank, N.A., as agent (the “Agent”), as the same may be amended, modified or supplemented from time to time, hereby certifies that:

1.	Except as expressly disclosed in writing to the Agent, no event has occurred and is continuing which would constitute a Default or an Event of Default.

2.	Except as expressly disclosed in writing to the Agent, as of the date hereof, the Borrower is in compliance with the Borrowing Base Test, the 263% Asset Coverage Test and to the extent that the Borrower shall have requested an Advance to be made on the date hereof, the Asset Coverage Test.

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

DATED: ___________________________

Name:
Title:

SCHEDULE III

INDUSTRY CLASSIFICATIONS

Aerospace & Defense

Air Freight & Logistics

Airlines

Asset Backed

Auto Components

Automobiles

Banks

Beverages

Biotechnology

Building Products

Capital Markets

Chemicals

Commercial Services & Supplies

Communications Equipment

Construction & Engineering

Construction Materials

Consumer Finance

Containers & Packaging

Distributors

Diversified Consumer Services

Diversified Financial Services

Diversified Telecommunication Services

Electric Utilities

Electrical Equipment

Electronic Equipment, Instruments & Components

Energy Equipment & Services

Food & Staples Retailing

Food Products

Gas Utilities

Health Care Equipment & Supplies

Health Care Providers & Services

Health Care Technology

Hotels, Restaurants & Leisure

Household Durables

Household Products

Independent Power and Renewable Electricity Producers

Industrial Conglomerates

Insurance

Internet & Catalog Retail

Internet Software & Services

IT Services

Leisure Products

Life Sciences Tools & Services

Machinery

Marine

Media

Metals & Mining

Multiline Retail

Multi-Utilities

Oil, Gas & Consumable Fuels

Paper & Forest Products

Personal Products

Pharmaceuticals

Professional Services

Real Estate Investment Trusts (REITs)

Real Estate Management & Development

Road & Rail

Semiconductors & Semiconductor Equipment

Software

Specialty Retail

Technology Hardware, Storage & Peripherals

Textiles, Apparel & Luxury Goods

Thrifts & Mortgage Finance

Tobacco

Trading Companies & Distributors

Transportation Infrastructure

Water Utilities

2

SCHEDULE IV

TRUSTEE INFORMATION

TRUSTEE	STATE OF PRINCIPAL RESIDENCE
Judith Stockdale	Illinois
Carole Stone	New York
William Hunter	Iowa
Timothy Schwertfeger	Illinois
Jack Evans	Iowa
David Kundert	Wisconsin
Robert Bremner	District of Columbia
William Schneider	Ohio

SCHEDULE V

LIST OF ADVANCE RATES

Rating Categories		Percentage

Cash		100%

2.	Assets which are U.S. Government Securities and which mature in one (1) day.	100%

3.	Assets which are U.S. Government Securities and which mature in one (1) year or less, but more than one (1) day.	90%

4.	Assets which are U.S. Government Securities and which mature in two (2) years or less, but more than one (1) year.	88%

5.	Assets which are U.S. Government Securities and which mature in three (3) years or less, but more than two (2) years.	86%

6.	Assets which are U.S. Government Securities and which mature in five (5) years or less, but more than three (3) years.	84%

7.	Assets which are U.S. Government Securities and which mature in ten (10) years or less, but more than five (5) years.	80%

8.	Assets which are U.S. Government Securities and which mature in more than ten (10) years.	75%

9.	Eligible Commercial Paper	90%

10.	Eligible Money Market Fund Investments	90%

11.	Class A Bond Assets	65%

12.	Class B Bond Assets	55%

Class C Bond Assets		45%

14.	Class A Loan Assets	75%

15.	Class B Loan Assets	60%

EXHIBIT A

[FORM OF ADVANCE NOTE]

$                                                                                                                                       ,

FOR VALUE RECEIVED, on the Maturity Date (as defined in the Credit Agreement hereinafter referred to) of each Advance made by the [Conduit Lender] [Secondary Lender] to the undersigned (the “Borrower”) pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay to the order of [INSERT NAME OF CONDUIT LENDER OR SECONDARY LENDER] (together with its successors and assigns the [“Conduit Lender”] [“Secondary Lender”]) the unpaid principal amount of each such Advance, in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid balance of said principal Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Conduit Lender] [Secondary Lender] and at the maturity thereof. Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

This promissory note is an Advance Note referred to in the Revolving Credit and Security Agreement dated as of May 16, 2008 (as from time to time amended, the “Credit Agreement”) among the Borrower, [the Conduit Lender], [Secondary Lender], the other banks and financial institutions parties thereto, and Citibank, N.A., as agent. The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Conduit Lender] [Secondary Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Conduit Lender] [Secondary Lender]. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

The Borrower’s Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Any obligation of the Borrower hereunder shall be binding only upon the assets of the Borrower and shall not be personally binding upon any trustee, officer, employee, agent or shareholder of the Borrower. Neither the authorization of any action by the trustees or shareholders of the Borrower nor the execution of this Advance Note on behalf of the Borrower shall impose any liability upon any trustee or any shareholder of the Borrower.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

NUVEEN FLOATING RATE INCOME
OPPORTUNITY FUND

By:_______________________________
Name:
Title:

2

SCHEDULE I

TO EXHIBIT A

This Advance Note evidences Advances made by [INSERT NAME OF CONDUIT LENDER OR SECONDARY LENDER], (the [“Conduit Lender”] [“Secondary Lender”]) under the Revolving Credit and Security Agreement dated as of May 16, 2008 among [INSERT NAME OF BORROWER], the [Conduit Lender], [Secondary Lender], the other banks and financial institutions parties thereto, and Citibank, N.A., as agent in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

	PRINCIPAL	PRINCIPAL	PRINCIPAL
	AMOUNT	AMOUNT PAID	BALANCE	NOTATION
DATE	ADVANCED	OR PREPAID	OUTSTANDING	BY___

EXHIBIT B

NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND

[ADDRESS]

Citibank, N.A.,

  as Agent

[ADDRESS]

NOTICE OF BORROWING

This Notice of Borrowing is made pursuant to Section 2.02 of that certain Revolving Credit and Security Agreement dated as of May 16, 2008, among CHARTA, LLC, as lender (the “Conduit Lender”), Citibank, N.A., the other banks parties thereto, Citibank, N.A., as agent and Nuveen Floating Rate Income Opportunity Fund, as borrower (the “Borrower”) (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

1. The Borrower hereby requests that on ______________, ____ (the “Borrowing Date”) it receive borrowings under the Credit Agreement in an aggregate principal amount of _____________ Dollars ($_______) (the “Requested Amount”).

2. The Borrower hereby gives notice of its request for an Advance or Advances in the aggregate principal amount equal to the Requested Amount to the Agent pursuant to Section 2.02 of the Credit Agreement and requests the Conduit Lender or the Secondary Lender remit, or cause to be remitted, the proceeds thereof to [the Borrower’s Account] [SPECIFY OTHER ACCOUNT, IF APPLICABLE].

3. The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement to be performed by it on or before the date hereof; (iv) the conditions precedent to the making of the proposed borrowings set forth in Article III of the Credit Agreement have been fully satisfied; (v) immediately after giving effect to such borrowings the Borrowing Base Test and the Asset Coverage Test will be complied with, and it has not extended credit to others for the purpose of buying or carrying any “margin stock” in such a manner as to violate Regulation T, Regulation U or Regulation X or use the proceeds of such borrowings to purchase or carry Margin Stock or, without limiting the foregoing, have more than twenty percent (20%) of its total Assets (as determined by any reasonable method) constitute Margin Stock.

WITNESS my hand on this ____ day of _________, ____.

[INSERT NAME OF BORROWER],

By:_____________________________
Name:
Title:

2

Annex A

[CURRENT LIST OF COLATERAL OF BORROWER]

EXHIBIT C

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Revolving Credit and Security Agreement dated as of May 16, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CHARTA, LLC (together with its successors and assigns, the “Conduit Lender”), CITIBANK, N.A., together with the other banks and financial institutions from time to time parties to the Credit Agreement (the “Secondary Lenders”), CITIBANK, N.A., as agent for the Secondary Lenders (in such capacity, together with its successors and assigns, the “Agent”) and NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND (together with its permitted successors and assigns, the “Borrower”). Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule I hereto agree as follows:

1.       As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s Secondary Lender Commitment and the percentage interest specified on Schedule I hereto of the outstanding principal amount of the Assignor’s Advances (such rights and obligations assigned hereby being the “Assigned Interests”). After giving effect to such sale, assignment and assumption, the Assignee’s “Secondary Lender Commitment” and the Assignee’s “Percentage” will be as set forth on Schedule I hereto.

2.       The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Pledged Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Agent, the Custodian, the Adviser or any other Person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.

3.       The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Program Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this

Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, the Conduit Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Program Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Program Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Program Documents are required to be performed by it as a Secondary Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Code) or that such Assignee shall have provided the Agent and the Borrower with two Internal Revenue Service forms (a) W-8BEN (or a successor form) or (b) W-8ECI (or a successor form); and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Internal Revenue Code).

4.       Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Agent, unless a later effective date is specified on Schedule I hereto.

5.       Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Secondary Lender thereunder and under any other Program Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Program Document.

6.       Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

7.       This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8.       This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

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IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

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Schedule I

Percentage interest
transferred by Assignor:		%

Assignee’s “Secondary Lender Commitment”:	$

Assignor:	[INSERT NAME OF ASSIGNOR],
as Assignor,

By:
Authorized Signatory,

Assignee:	[INSERT NAME OF ASSIGNEE]
as Assignee

By:
Authorized Signatory
Accepted, Consented to and
Acknowledged this ___ day of
_______________, ____

CITIBANK, N.A.,
as Agent

By:________________________________
Authorized Signatory

[NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND

By:________________________________]*
Authorized Signatory

*    If required pursuant to Section 9.06(b).

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EXHIBIT D

[FORM OF NOTICE OF PREPAYMENT]

Nuveen Floating Rate Income Opportunity Fund

[Insert Address]

[Insert Name of Agent]

  as Agent

[Insert Address]

[Insert Name of Conduit Lender]

[Insert Address]

NOTICE OF PREPAYMENT

This Notice of Prepayment is made pursuant to Section 2.05 of that certain Revolving Credit and Security Agreement dated as of May 16, 2008, among CHARTA, LLC, as lender (the “Conduit Lender”), Citibank, N.A., as secondary lender, the other banks parties thereto, Citibank, N.A., as agent and Nuveen Floating Rate Income Opportunity Fund, as borrower (the “Borrower”) (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

1.  The Borrower hereby gives notice that on ______________, ____ (the “Prepayment Date”) it will prepay under the Credit Agreement in the principal amount of _____________ Dollars ($_______) (the “Prepayment Amount”).

2.  The Borrower hereby gives notice of intent to prepay in the aggregate principal amount equal to the Prepayment Amount to the Agent and the Conduit Lender pursuant to Section 2.05 of the Credit Agreement and will remit, or cause to be remitted, the proceeds thereof to [INSERT ACCOUNT INFORMATION].

3.  The Borrower certifies that such prepayment is [a voluntary prepayment pursuant to Section 2.05(a), requires one Business Days prior written notice, and shall be an integral multiple of $100,000, with a minimum amount of $1,000,000][due to non-compliance with the Borrowing Base Test pursuant to Section 2.05(b) and requires payment on the Prepayment Date][due to non-compliance with the 263% Asset Coverage Test pursuant to Section 2.05(c) and requires payment on the Prepayment Date][due to a request from the Agent pursuant to Section 2.05(d) and requires payment within 30 days of such request].

4.  The Prepayment Amount shall be applied to the Advances in the order in which such Advances were made.

WITNESS my hand on this ____ day of _________, ____.

NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND

By:_____________________________
Name:
Title:

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